                                                                      Exhibit 3e






                          GEOEXPLORATION CORPORATION OF
                         THE FIRST GEOEXPLORATION BUREAU

                                     - and -

                        TRIPLE EIGHT MINERAL CORPORATION



                             JOINT VENTURE CONTRACT








                                DECEMBER 25, 1995

                                    I N D E X

                                                                                                            Page
                                                                                                            ----

PARTIES                                                                                                      1

RECITALS                                                                                                     1

1.0      DEFINITIONS AND INTERPRETATION....................................................................  3
         1.1     Definitions...............................................................................  3
         1.2     Headings..................................................................................  7
         1.3     Contract Paramount........................................................................  7
         1.4     Extended Meanings.........................................................................  7
         1.5     Calculation of Time.......................................................................  7
         1.6     Currency..................................................................................  7
         1.7     Severability..............................................................................  7
         1.8     Schedules.................................................................................  7

2.0      ESTABLISHMENT OF JOINT VENTURE....................................................................  8
         2.1     Legal Basis of Joint Venture..............................................................  8
         2.2     Status of TEMCO...........................................................................  8
         2.3     Status of GEC-FGEB........................................................................  8
         2.4     Certificate of Approval and Business License..............................................  8
         2.5     Effect of Contract........................................................................  8
         2.6     Beneficial Interests......................................................................  8
         2.7     Liability of the Parties..................................................................  9
         2.8     Articles of Association...................................................................  9
         2.9     Name of the Joint Venture.................................................................  9
         2.10    Registered Office.........................................................................  9
         2.11    Fiscal Year...............................................................................  9

3.0      PURPOSES AND SCOPE OF JOINT VENTURE...............................................................  9
         3.1     Purpose and Scope.........................................................................  9
                 3.1.1       Purpose and Scope of Business.................................................  9
                 3.1.2       Use of International Mining Industry Standards................................  10
         3.2     Mutual Obligations of the Parties.........................................................  10

4.0      COMPOSITION OF BENEFICIAL INTERESTS...............................................................  10
         4.1     Initial Investment........................................................................  10
                 4.1.1       Total Initial Investment of the Joint Venture.................................  10
                 4.1.2       First Program and Budget......................................................  11
                 4.1.3       Voting Interest...............................................................  11
         4.2     Changing Beneficial Interests.............................................................  11
         4.3     Contribution by GEC-FGEB and Warranty.....................................................  11
                 4.3.1       Assignment of Exploration Rights and Related Information .....................  11
                 4.3.2       Warranty of Title ............................................................  12

                  4.3.3       Continuing Obligation of GEC-FGEB ..................................................  12
         4.4      Continuing Assistance of GEC-FGEI3 .............................................................  12
                  4.4.1       Importation or Exportation of Equipment ............................................  12
                  4.4.2       Public Relations and Monitoring of Legislation and Regulation.......................  13
         4.5      Contribution by each Party to Project Expenditure...............................................  13

5.0      DURATION OF THE JOINT VENTURE............................................................................  13
         5.1      Duration........................................................................................  13
         5.2      Disposition of Property.........................................................................  13
         5.3      Extension.......................................................................................  13

6.0      BOARD OF DIRECTORS.......................................................................................  14
         6.1      Commencement....................................................................................  14
         6.2      Purpose and Scope of Authority of Board.........................................................  14
         6.3      Composition.....................................................................................  14
         6.4      Appointment and Removal of Directors............................................................  14
                  6.4.1       Term and Eligibility................................................................  14
                  6.4.2       Method of Appointment or Removal....................................................  14
         6.5      Casual Vacancies on Board.......................................................................  15
         6.6      Alternate Directors.............................................................................  15
         6.7      Convening and Place of Meetings.................................................................  16
                  6.7.1       Convening and Place of Meeting......................................................  16
                  6.7.2       Notice Periods......................................................................  16
                  6.7.3       Venues other than Beijing...........................................................  16
         6.8      Quorum..........................................................................................  16
                  6.8.1       Quorum..............................................................................  16
                  6.8.2       Adjournment of Meeting if no Quorum.................................................  16
         6.9      Votes at Meetings...............................................................................  17
                  6.9.1       Voting Deemed Beneficial Interest...................................................  17
                  6.9.2       Voting by Director of Non-Contributing Party........................................  17
         6.10     Powers of Attorney..............................................................................  17
         6.11     Special Resolutions.............................................................................  17
         6.12     Written Resolutions.............................................................................  17
         6.13     Decisions Binding...............................................................................  18
         6.14     Sub-Committees of the Board.....................................................................  18

7.0      CHAIRMAN AND GENERAL MANAGER ............................................................................  18
         7.1      Role of Chairman ...............................................................................  18
         7.2      Eligibility and Appointment of Chairman ........................................................  18
                  7.2.1       Eligibility ........................................................................  18
                  7.2.2       Right to Nominate ..................................................................  18
                  7.2.3       Agreement to Appoint ...............................................................  19
         7.3      Eligibility and Authority ......................................................................  19
         7.4      No Casting Vote.................................................................................  19
         7.5      Delegation of Authority.........................................................................  19
                  7.5.1       Confer with General Manager ........................................................  19

                     7.5.2       Delegate to General Manager.................................................................  19
                     7.5.3       Nominate General Manager as Temporary Stand-in..............................................  19
          7.6        Authority over Property of Joint Venture................................................................  20
          7.7        Duties of Chairman......................................................................................  20
          7.8        Powers of Chairman......................................................................................  21
          7.9        Standard of Performance.................................................................................  21
          7.10       Excess Expenditure......................................................................................  22
                     7.10.1      General Permitted Overrun...................................................................  22
                     7.10.2      Additional Permitted Overrun in case of Accident or
                                 Emergency ..................................................................................  22
          7.11       Accounting Procedure ...................................................................................  22
                     7.11.1      International Standards for Record Keeping and Information
                                 Disclosure..................................................................................  22

          7.12       General Manager and Deputy General Manager..............................................................  23
                     7.12.1      Right to Nominate...........................................................................  23
                     7.12.2      Power to Appoint Deputy General Manager.....................................................  23
                     7.12.3      Duration of Appointments....................................................................  23
                     ........................................................................................................  24
                     7.12.4      Act as General Manager......................................................................  24

8.0      EXPLORATION RIGHTS AND AREA OF INTEREST.............................................................................  24
         8.1         Exploration Rights......................................................................................  24
                     8.1.1       Exploration Rights..........................................................................  24
                     8.1.2       Schedule A..................................................................................  24
                     8.1.3       Schedule B..................................................................................  24
         8.2         Maintenance of Exclusive Rights.........................................................................  24
         8.3         Guarantee of Exploration Rights.........................................................................  25
                     8.3.1       GEC-FGEB's Obligation to Assist with Obtaining Additional
                                 Exploration Rights .........................................................................  25
                     8.3.2       GEC-FGEB's Obligation to obtain Land Access and to deal with
                                 Local Landholders ..........................................................................  25
                     8.3.3       GEC-FGEB's Obligation to deal with Adverse Title Defects and
                                 Claims......................................................................................  25
                     8.3.4       Reimbursement of GEC-FGEB's Reasonable Costs................................................  25
          8.4        Purpose for the Area of Interest........................................................................  26
          8.5        Areas not Available for Exploration Rights..............................................................  26
          8.6        Revision of Schedule A and Schedule B...................................................................  26
          8.7        Property Extensions.....................................................................................  26
          8.8        Right of First refusal on Jingshan Mine.................................................................  27

9.0       PROGRAMS AND BUDGETS ..............................................................................................  27
          9.1        Compliance with First Program and Budget ...............................................................  27
          9.2        Setting of Programs and Budgets ........................................................................  27
                     9.2.1       Periodic Setting of Programs and Budgets ...................................................  27
                     9.2.2       Periods for Exploration based on Program Parameters ........................................  27

                        9.2.3       Periods for Mine Development and Mining................................................   27
               9.3      Supplementary or Revised Programs and Budgets......................................................   28
               9.4      Approval by Board of Directors.....................................................................   28
               9.5      Budgetary Approval.................................................................................   28
               9.6      Supply of information..............................................................................   28

10.0           CONTRIBUTIONS TO PROJECT EXPENDITURE AND CHANGES IN
               BENEFICIAL INTERESTS AND SHARE INTERESTS....................................................................   29
               10.1      Liability for Project Expenditure.................................................................   29
                         10.1.1     According to Beneficial Interests......................................................   29
                         10.1.2     Project Overrun Contributions..........................................................   29
               10.2      Contribution by each Party........................................................................   29
                         10.2.1     No Contribution by GEC-FGEB............................................................   29
                         10.2.2     Post Initial Investment Contributions..................................................   29
               10.3      Election to Contribute............................................................................   29
                         10.3.1     Permitted Election Not to Contribute...................................................   29
                         10.3.2     Required Notice upon Election Not to Contribute........................................   30
               10.4      Election of Contributing Party....................................................................   30
               10.5      Calculation of Beneficial Interest................................................................   30
               10.6      Chairman to Calculate Beneficial Interests........................................................   31
               10.7      Payments following Completion of TEMCO's Initial Investment.......................................   32
                         10.7.1     Call for Contributions.................................................................   32
                         10.7.2     Due Date for Contributions.............................................................   32
               10.8      Periodic Statements...............................................................................   32
               10.9      Challenge to Correctness..........................................................................   32
               10.10     Interest Payable on Overdue Payments..............................................................   32
                         10.10.1    Interest Rate on Overdue Payments......................................................   32
                         10.10.2    Method of Calculating Interest Rate....................................................   33
               10.11     Procedure for Adjusting Changes in Beneficial Interests...........................................   33
                         10.11.1    Provide all necessary Co-operation and Authority to Transfer
                                    Shares.................................................................................   33

11.0          DEVELOPMENT AND PRODUCTION...................................................................................   33
               11.1      Board of Directors to Rule on Development.........................................................   33
               11.2      Obligation to Contribution........................................................................   34
               11.3      Sole Risk Development.............................................................................   34
               11.4      Required Authorizations and Parameters for Mining Operation.......................................   34
                         11.4.1     GEC-FGEB's Obligation to Obtain all Required Authorizations............................   34
                         11.4.2     Parameters of Mining Operations........................................................   34
               11.5      Marketing of Minerals from the Joint Venture......................................................   35
                         11.5.1     Marketing Policy.......................................................................   35
                         11.5.2     Exporting Rights.......................................................................   35

12.0           LABOUR, TRAINING OF JOINT VENTURE PERSONNEL AND
               TECHNOLOGY TRANSFERS .......................................................................................   35
               12.1      Labour Policy of the Joint Venture ...............................................................   35

                       12.1.1     Flexible Labour Requirements...............................................................  35
                       12.1.2     Priority to Efficiency of the Operations...................................................  36
               12.2    Selection of Labour...................................................................................  36
               12.3    Contributions to Statutory Labour Funds...............................................................  36
               12.4    Training of Joint Venture Personnel and Transfer of Technology........................................  36
                       12.4.1     Guidelines for Training Program............................................................  36
                       12.4.2     Introduction of Appropriate Advanced Technology............................................  37

13.0           LOCAL GOODS AND SERVICES......................................................................................  37

14.0           ASSIGNMENT AND SUCCESSION.....................................................................................  37
               14.1    Assignment............................................................................................  37
               14.2    Assumption Agreement..................................................................................  38
               14.3    Restrictions .........................................................................................  38

15.0           ELECTION TO CAP CONTRIBUTIONS ................................................................................  38
               15.1    Election After First Work Program ....................................................................  38
               15.2    Effective Date of Cap ................................................................................  38
               15.3    Effect of Cap ........................................................................................  38
               15.4    Withdrawal from Property .............................................................................  39

16.0           ACCOUNTING, REPORTING, AUDITING AND BANK ACCOUNTS ............................................................  39
               16.1    Accounting ...........................................................................................  39
                       16.1.1     Yearly Financial Statements using International Accounting
                                  Standards..................................................................................  39
                       16.1.2     Treatment of Foreign Currency Exchange Rates...............................................  40
                       16.1.3     Treatment of Foreign Currency Exchange Gains or Losses.....................................  40
               16.2    Financial aspects of Operations and Annual Reports....................................................  40
                       16.2.1     Submission of Financial Summary of Prior Budgetary Period..................................  40
                       16.2.2     Submission of Annual Report using International Accounting
                                  Standards..................................................................................  40
               16.3    Audits................................................................................................  40
               16.4    Bank Accounts.........................................................................................  41

17.0           INSURANCE ....................................................................................................  41
               17.1    Chairman to Devise Insurance Program .................................................................  41
               17.2    Insurance Coverage ...................................................................................  41
               17.3    Party's Personal Accident Insurance ..................................................................  42
               17.4    Reinsurance ..........................................................................................  42
               17.5    Premiums as Project Expenditure ......................................................................  42

18.0           CONFIDENTIALITY ..............................................................................................  42
               18.1    Definition of Confidential Information................................................................  42
               18.2    Prohibition on Disclosure of Confidential Information.................................................  43
                       18.2.1     General Prohibition and Specified Exceptions...............................................  43
                       18.2.2     Application of Chinese Law when removing Confidential

                                 Information from China.....................................................................  44
             18.3    Public Announcements...................................................................................  44

 19.0        PROTECTION OF THE ENVIRONMENT..................................................................................  44

 20.0        FORCE MAJEURE..................................................................................................  44
             20.1    Consequence of Force Majeure...........................................................................  44
             20.2    Definition of Force Majeure............................................................................  45
             20.3    Notice Requirements....................................................................................  45

 21.0        APPLICABLE LAWS................................................................................................  45
             21.1    Chinese Law............................................................................................  45
             21.2    Treaties to Prevail....................................................................................  45
             21.3    Common Practice in Operations..........................................................................  45
             21.4    Changes in Law.........................................................................................  45

 22.0        SETTLEMENT OF DISPUTES.........................................................................................  46
             22.1    Consultation...........................................................................................  46
             22.2    Expert Conciliation....................................................................................  46
                     22.2.1      Notice of Intent to Submit to Expert Conciliation..........................................  46
                     22.2.2      Appointment of Expert......................................................................  46
                     22.2.3      Convening a Hearing........................................................................  46
                     22.2.4      Rendering of Written Decision..............................................................  46
                     22.2.5      When Decision Becomes Final and Binding....................................................  47

             22.3    Arbitration............................................................................................  47
                     22.3.1      Use of Arbitration.........................................................................  47
                     22.3.2      Language of Proceedings....................................................................  47
                     22.3.3      Relevant Matters to Consider...............................................................  47
                     22.3.4      Powers of Arbitrator Regarding Expert Conciliation.........................................  47
                     22.3.5      Decision is Final, Binding and Non-appealable..............................................  48
                     22.3.6      Power to Award Costs.......................................................................  48
             22.4    Failure to Comply with Binding Expert's Award..........................................................  48
             22.5    Validity During Arbitration............................................................................  48

 23.0        CHINESE LEGISLATION............................................................................................  48
             23.1    References in this Contract............................................................................  48
             23.2    Changes to Legislation.................................................................................  48

 24.0        MISCELLANEOUS..................................................................................................  49
             24.1    Amendment of Contract..................................................................................  49
             24.2    Inurement..............................................................................................  49
             24.3    Notices................................................................................................  49
                     24.3.1      Address for Delivery or Service............................................................  49
                     24.3.2      Effective Date of Service..................................................................  50
                     24.3.3      Change of Address..........................................................................  51
             24.4    Language of Text.......................................................................................  51

        24.5    Preferential Treatment..............................................................  51
        24.6    Approval of Contract Amendments.....................................................  51
        24.7    Additional Documents................................................................  51
        24.8    Time of the Essence.................................................................  51
        24.9    Waivers and Remedies................................................................  51
        24.10   Counterparts........................................................................  51
        24.11   Transmission by Facsimile...........................................................  52


                                    SCHEDULES

Schedule A   Map of Exploration Rights and Property Boundary

Schedule B   Particulars, Terms and Conditions of Exploration Rights

PREAMBLE


THIS FINAL JOINT VENTURE CONTRACT is entered into on this 25th day of December, 1995


BETWEEN

                  GEOEXPLORATION CORPORATION OF THE FIRST GEOEXPLORATION
                  BUREAU

                  (a subsidiary of the Ministry of Metallurgical Industry ("MMI") of the People's Republic of China, hereinafter called the "GEC-FGEB")

                  Registration Place: Sanhe City, Hebei Province, China Registered Office: Yianjao, Sanhe, Hebei, China
                  Legal Representative: Shi Yiandong; Position: President;
                  Nationality: Chinese

                  AND

                  TRIPLE EIGHT MINERAL CORPORATION (hereinafter called the "TEMCO")

                  Registration Place:        British Virgin Islands
                  Registered Office:         East Asia Corporate Services
                                             (BVI) Limited Columbus
                                             Centre Building, Wickhams
                                             Cay, Road Town, Tortola,
                                             British Virgin Islands
                  Legal Representative:      Robin B. Dow; Position:
                                             Chairman of Board;
                                             Nationality: Canadian



WHEREAS:

1. All mineral resources within the territory of the People's Republic of China ("CHINA") are owned by the State.

                                       2.




2. The Chinese central government and the Hebei provincial government both desire to encourage further exploration for economic deposits of Minerals (as defined herein) which may occur within Hebei Province.

3. In China, the exploration of Minerals is conducted in three stages: reconnaissance, detailed investigation, and exploration. The right to conduct each of these three stages of exploration with respect to a specified geographical area is evidenced by a form of permit (any one or combination of which as used in these recitals and as more fully defined herein, an "EXPLORATION RIGHT") which has associated with it specified rights and obligations. Upon receiving the first of such three forms of permits, the entity to which it has been issued (the "PERMIT HOLDER") has the exclusive right to conduct such mineral exploration activity in such geographic area as is specified therein and, provided that the Permit Holder satisfies or performs all obligations associated with any such permit, the Permit Holder is automatically and exclusively entitled to be issued the next succeeding level of permit.

4. The authority to issue various kinds of permits to conduct exploration as discussed above and defined as Exploration Rights is held by the Ministry of Geological and Mineral Resources ("MGMR") and its provincial bureaus.

5. The authority to grant the right to develop mines and to produce Minerals is held by MGMR and its provincial bureaus and MGMR evidences that it has granted such right to an entity which wishes to develop a mine and to produce Minerals by issuing to such entity a Mining License (as defined herein).

6. GEC-FGEB has been granted certain Exploration Rights with respect to certain mineral properties in Hebei province (as such mineral properties are more fully defined herein) and wishes to form a sino-foreign joint venture (the "JOINT VENTURE"; also as more fully defined herein) for purposes (the "JOINT VENTURE PURPOSES") of the exploration of Minerals on such mineral properties and, if such exploration results in the discovery of an economic deposit of Minerals, for the further purposes of applying to obtain a Mining License to develop one or more mines and produce and process Minerals.

7. TEMCO holds all of the non-Chinese interests in the Joint Venture on behalf of the Canadian side.

8. By entering into this Contract, each of GEC-FGEB and TEMCO desire to confirm and record their respective rights and obligations participation in the proposed Joint Venture.

NOW THEREFORE THIS CONTRACT WITNESSES THE PARTIES AGREEMENT AS FOLLOWS:

                                       3.


1.0  DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

In this Contract, unless the context otherwise requires, the following expressions shall bear the following meanings:

(a) "ACCOUNTING PROCEDURE" means the procedure referred to in SECTION 7.11 and set out in SCHEDULE C;

(b) "AREA OF INTEREST" means the area covered by the Exploration Rights listed in SCHEDULE A but does not include the Core Area;

(c) "BENEFICIAL INTEREST" means, subject to as provided in SECTION 2.6, the right to which a Party under this contract has to hold a specified percentage of the capital of the Joint Venture and includes without limitation the obligation to contribute to the Joint Venture and the right to share in the profits of the Joint Venture in accordance with such percentage interest;

(d) "BOARD OF DIRECTORS" means the management organization comprised of directors appointed by TEMCO and GEC-FGEB respectively pursuant to ARTICLE 6 hereof;

(e) "BUSINESS LICENSE" means the business license issued to the Joint Venture by the Government department in charge of the administration for industry and commerce or any other authorized Government agency;

(f) "CERTIFICATE OF APPROVAL" means the certificate of approval issued to the Parties in respect of this Contract by the Ministry of Foreign Trade & Economic Co-operation and or any other Government Agency authorized to issue certificates of approval;

(g) "CHAIRMAN" means the Chairman of the Board of Directors appointed in accordance with SECTION 6.4;

(h) "COMMENCEMENT DATE" shall have the meaning associated with it in SUB-SECTION 2.4.2;

(i) "CONTRACT" means this Joint Venture Contract and shall include the Recitals set out above and all Schedules attached to this Contract;

(j) "CORE AREA" means the area chosen by the Joint Venture to be the initial target area for Operation of the Property during the initial Program and Budget referred to in SECTION 4.1.2;

(k) "DETAILED INVESTIGATION PERMIT" means the permit for the second stage of mineral exploration activities issued by MGMR pursuant to which an entity enjoys the exclusive right to conduct the second stage of mineral exploration activities on such mineral properties as are specified in such permit;

                                       4.



(l) "DIRECTORS" means collectively the Chairman, the Vice Chairman and each of the other Directors appointed by TEMCO and GEC-FGEB respectively to the Board of Directors which term also includes any alternate Director duly acting as such pursuant to SECTION 6.7;

(m) "EXPLORATION PERMIT" means the permit for the third stage of mineral exploration activities issued by MGMR pursuant to which an entity enjoys the exclusive right to conduct the third stage of mineral exploration activities on such mineral properties as are specified in such permit;

(n) "EXPLORATION RIGHTS" means any one, or a combination, as the context requires, of the rights associated with Reconnaissance Permits, Detailed Investigation Permits and Exploration Permits pursuant to which the Joint Venture has the exclusive right to explore a geographic area which the Joint Venture holds, or is granted from time to time, pursuant to the Mineral Resources Law, as more particularly described, as at the date of this Contract, in SCHEDULE A and SCHEDULE B;

(o) "FEASIBILITY STUDY" means a study which includes the confirmation of ore reserves by conducting delineation drilling, hydrological and geo-technical programs, environmental studies, and the mining of one or more bulk samples for metallurgical evaluation which may require the construction of underground workings including shafts or inclines, or other works associated with mine development. In the process of conducting the Feasibility Study different mining and processing alternatives will be considered. The Feasibility Study shall describe the proposed mining methods, and will contain estimates of both capital and operating costs to an estimated accuracy level of plus or minus ten percent (10%) to thirty percent (30%) and will analyze how to proceed to economically and commercially extract Minerals and produce Products and will also include relevant marketing and financial data referenced in the Feasibility Study;

(p) "GENERAL MANAGER" means the General Manager of the Joint Venture appointed pursuant to SECTION 7.2;

(q) "GOVERNMENT" means the Government of the People's Republic of China, at Central, Provincial and local levels which term shall be deemed to include all Government departments and their authorized agencies thereof;

(r)  "INITIAL INVESTMENT" has the meaning ascribed to it in SECTION 4.1.1;

(s) "INITIAL INVESTMENT PERIOD" means the period which commences on the Commencement Date and ends on the date which is the earlier of the date on which TEMCO completes its Initial Investment and the date on which TEMCO delivers a notice pursuant to SECTION 15.1 that it wishes to cap its contribution;

(t) "JOINT VENTURE" means the joint venture which pursuant to ARTICLE 2 the Parties are to establish as a separate legal person in accordance with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises;

                                       5.



(u) "MINERAL RESOURCES LAW" means the Law of the PRC on Mineral Resources and the Implementation Regulations thereunder and all relevant supplementary provisions and interpretations as may be amended from time to time;

(v) "MINERAL RIGHTS" means either or both of Exploration Rights and Mining Licenses held by the Joint Venture in relation to a Property or Properties subject to this Contract;

(w) "MINERALS" means all minerals extracted from the Property and includes without limitation, zinc, silver and gold and all other minerals commonly and necessarily found in association with zinc, silver or gold in whatever form or state. However, the term "Minerals" does not include minerals of which exploitation by Sino-foreign Joint Ventures is prohibited by the Government;

(x) "MINING LICENSE" means a license granted by MGMR to an entity pursuant to which such entity is authorized to develop a mine and to conduct Mining Operations in connection with the Property as specified in such Mining License;

(y) "MINING OPERATIONS" means every kind of work in connection with the mining, beneficiation and sale of Minerals, without limiting the generality of the foregoing, the engineering, developing, mining, treating, refining, transporting, handling and marketing of Products won from the Property;

(z) "MMI" means the Ministry of Metallurgical Industry of the People's Republic of China;

(aa) "MONTH" means a Gregorian calendar month and "MONTHLY" shall bear a similar meaning;

(ab) "OPERATIONS" means the activities of the initial startup, development and operation of a fully integrated mine, mill and processing complex and industrial endeavour and includes all activities which have for their purpose the discovery and location, delineation and trial mining of commercial deposits of Minerals within the area covered by Mineral Rights, the testing of such deposits including drilling and other underground reconnaissance, bulk sampling, Pre-Feasibility and Feasibility Studies, the acquisition, maintenance and administration of Exploration Rights, and specifically includes all development work, design and production engineering and all activities constituting Mining Operations as well as the administration of field and the management and administrative offices for the performance of any of the functions specified above and all matters inherent in or incidental to the business of the Joint Venture;

(ac) "PARTIES" means the parties to this Contract collectively when expressed in the plural form, and "PARTY" shall mean any party to this Contract individually when expressed in the singular form;

(ad) "PRC" means the People's Republic of China;

                                       6.




(ae) "PRE-FEASIBILITY STUDY" means a study which assesses the viability of conducting Mining Operations within the Property and upon which a decision to conduct a Feasibility Study is based;

(af) "PRODUCTS" means any ore, metals, concentrates or Minerals produced or processed at or from the Properties;

(ag) "PROGRAM AND BUDGET" means a "PROGRAM" being a description in reasonable detail of Operations to be conducted and objectives to be achieved by the Chairman within the Property; and "BUDGET" means, in relation to each Program, a detailed estimate of all Project Expenditure required in order to conduct such Operations;

(ah) "PROJECT EXPENDITURE" means all costs and charges, whether of a capital or operating nature, incurred, by or on behalf of the Joint Venture, on or after the Commencement Date in relation to:

     (i) acquiring and maintaining the Joint Venture's Exploration Rights; and

     (ii) conducting the Operations;

     A detailed list of those costs and charges characterized as Project Expenditure (including an appropriate management fee) shall be incorporated into the Accounting Procedure;

(ai) "PROPERTY OR PROPERTIES" means the Mineral Rights, and any interests into which such Mineral Rights may be converted or exchanged, and shall also include all equipment, buildings, machinery, data, analysis and other like items acquired, as used in, or in respect of, the Mineral Rights, and the Joint Venture formed under this Contract;

(aj) "RECONNAISSANCE PERMIT" means the permit for the first stage of mineral exploration activities issued by MGMR pursuant to which an entity enjoys the exclusive right to conduct the first stage of mineral exploration activities on such mineral properties as are specified in such permit;

(ak) "VOTING INTEREST" means the percentage of the votes which a Party has a right to vote during all meetings of the Board of Directors which shall be determined as follows: (i) during the Initial Investment Period, TEMCO shall have the right to vote a fifty-five percent (55%) Voting Interest and GEC-FGEB shall have the right to vote a forty-five percent (45%) Voting Interest; and (ii) at all times thereafter, the percentage of the votes which each Party shall have the right to vote shall be the same as the Beneficial Interest of each Party as is calculated from time to time in accordance with ARTICLE 10 and subject to the approval of appropriate Government agency.

1.2  HEADINGS

The division of this Contract into Articles and sections, and the provision of headings relating thereto, is for convenience of reference only, and shall not affect the construction or

                                       7.



interpretation of this Contract. Unless otherwise specified, a reference to an Article, section or Schedule is a reference to an Article, section or Schedule to this Contract.

1.3 CONTRACT PARAMOUNT

In the interpretation of this Contract, should any inconsistency exist between an Article or Section and any part of a Schedule attached hereto, then the relevant Article or Section in this Contract (as the case may be) shall prevail.

1.4 EXTENDED MEANINGS

When the context so requires, the singular number shall be read as if the plural were expressed and the provisions of this Contract shall be read with all necessary grammatical changes depending upon the nature of the Person, or of the word or phrase which has been specifically defined in this Contract, to which reference is made.

1.5 CALCULATION OF TIME

When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Contract, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first Business Day following such non-Business Day.

1.6 CURRENCY

Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States of America.

1.7 SEVERABILITY

If any Article, Section, or any portion of any Section, of this Contract is determined to be unenforceable or invalid for any reason whatsoever then that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Contract and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Contract.

1.8 SCHEDULES

The following schedules are attached hereto, and incorporated by reference herein, and deemed to be a part hereof.

              SCHEDULE                       SUBJECT MATTER

                 A               Map of Exploration Rights and Property Boundary

                 B               Particulars, Terms and Conditions of
                                 Exploration Rights

                                       8.



2.0   ESTABLISHMENT OF JOINT VENTURE

2.1   LEGAL BASIS OF JOINT VENTURE

Subject to SECTION 2.4, the Parties agree to form a Joint Venture constituted as a separate legal person in accordance with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises and other relevant Chinese laws and regulations.

2.2   STATUS OF TEMCO

TEMCO is a corporation incorporated under the laws of the British Virgin
Islands.

2.3   STATUS OF GEC-FGEB

2.3.1 GEC-FGEB has been authorized by The First Geoexploration Bureau of MMI to carry out its duties and enjoy the benefits under this Contract.

2.4   CERTIFICATE OF APPROVAL AND BUSINESS LICENSE

2.4.1 The efficacy of this Contract is conditional upon the Parties being granted a Certificate of Approval for the Contract in terms satisfactory to both TEMCO and GEC-FGEB by no later than the date ninety (90) days after the date on which this Contract has been fully executed.

2.4.2 Subject to sub-section 2.4.1, the Commencement Date of the Joint Venture shall be the date upon which the Business License is issued.

2.5   EFFECT OF CONTRACT

This Contract is to govern each Party's respective rights and obligations in the Joint Venture.

2.6   BENEFICIAL INTERESTS

Each Party's Beneficial Interest shall be calculated in accordance with ARTICLE 10.

2.7   LIABILITY OF THE PARTIES

No Party shall have any greater legal interest or claim in the property, rights and entitlements of the Joint Venture than the Beneficial Interests which such Party holds at any time and bears in proportion to each other Party's Beneficial Interest in relation to such property, rights and entitlements, which shall be adjusted in accordance with Section 10.5.

                                       9.


2.8   ARTICLES OF ASSOCIATION

2.8.1 The Parties shall prepare articles of association consistent with the terms of this Contract to comply with the Law of the PRC on Sino-Foreign Co-operative Joint Venture Enterprises and the accompanying Regulations to that Law.

2.8.2 Any articles of association prepared by the Parties shall be submitted for approval to the relevant Government authority and shall bind the Parties in accordance with the terms thereof from the date of approval by the said Government authority.

2.9   NAME OF THE JOINT VENTURE

The Chinese name of the Joint Venture shall be "Chengde Huajia Kuangye Youxian Gongsi. The English name of the Joint Venture shall be "Chengde Huajia Mining Industry Co., Ltd.

2.10  REGISTERED OFFICE

The registered office of the Joint Venture shall be: 19 Dong Xin Rd., Chengde Municipality, Hebei, China 067000. The Joint Venture may set up representative offices in Beijing or other places as required.

2.11  FISCAL YEAR

The fiscal year of the Joint Venture shall be that nominated by the Board of Directors at their first meeting.


3.0   PURPOSES AND SCOPE OF JOINT VENTURE

3.1   PURPOSE AND SCOPE

3.1.1 PURPOSE AND SCOPE OF BUSINESS

     The purpose and scope of business for the Joint Venture shall be mineral exploration, development, production and processing. The Joint Venture shall undertake Operations with a view to the creation and operation of fully integrated mining, milling and processing facilities on the Properties subject to this Contract and without limitation, initially with a view to delineating one or more ore deposits amenable to commercial development by the Joint Venture, to thereafter undertake further exploration drilling and sampling to confirm the size and extent of the potential ore deposits and undertake development and mining and metallurgical testwork to analyze alternative mining and milling methods, recovery rates, grades and products related to commercial exploitation of the ore deposits delineated and thereafter to construct and operate mines, mills and other processing facilities as necessary to produce Products from the Properties subject to this Contract.

                                      10.



3.1.2 USE OF INTERNATIONAL MINING INDUSTRY STANDARDS

      The Joint Venture will undertake all Operations having due regard to sound internationally accepted exploration, development, production and processing standards and practices. For greater certainty, the Parties agree that the Board of Directors may, in its sole discretion, adopt policies and standards or make decisions regarding the Operations.

3.2   MUTUAL OBLIGATIONS OF THE PARTIES

Each of the Parties covenants, undertakes to, and agrees with the other Party that it will:

(a) observe and perform its obligations and commitments in respect of the Properties subject to this Contract;

(b) not engage (whether alone or in association with others) in any activity apply for, or grant any Exploration Right or Mining License in respect of Minerals within the Properties or the Exploration Rights except as provided or authorized by this Contract, or as agreed in writing by the Parties;

(c) not do, or cause, or permit to be done, any act, matter or thing which might cause an Exploration Right or any part thereof to be revised, canceled, forfeited, not issued, not renewed or not extended, or which in any way may jeopardize the continued enjoyment of an Exploration Right;

(d) subject to SECTION 4.1 and ARTICLE 10, contribute, according to the ratio of Beneficial Interests, to the capital of the Joint Venture or the Project Expenditures for the purposes of conducting the Operations;

(e)   be just and faithful in all of its dealings with each other Party.


4.0   COMPOSITION OF BENEFICIAL INTERESTS

4.1   INITIAL INVESTMENT

4.1.1 TOTAL INITIAL INVESTMENT OF THE JOINT VENTURE

      The total initial investment and registered capital of the Joint Venture is to be US$8,000,000.

      GEC-FGEB will contribute the Exploration Rights held by it in the Core Area and in the Area of Interest and the geologic data and research results relating thereto, with a value of US$3,600,000, representing 45% interest of the Joint Venture.

                                      11.


           TEMCO shall, subject to SECTION 15.1, within five (5) years subject to extension due to Force Majeure, from the Commencement Date, expend on a Program by Program basis up to US$4,400,000 on Project Expenditures (the "INITIAL INVESTMENT") to the Joint Venture, representing 55% interest of the Joint Venture.

4.1.2      FIRST PROGRAM AND BUDGET

           The Parties agree that starting from the Commencement Date the Joint Venture shall conduct Operations initially in accordance with an initial Program and Budget to expend no more than 15% of the Initial Investment. Within 90 days of the Commencement Date, TEMCO will contribute to the Joint Venture bank account US$660,000 to fund the initial Program and Budget. The results achieved from the initial Program and Budget will meet the requirements of SECTION 15.1.

4.1.3      VOTING INTEREST

           During the Initial Investment Period, so long as TEMCO contributes towards the Project Expenditures required for each exploration stage in accordance with each Program and Budget in a timely fashion, TEMCO shall have a 55% Voting Interest notwithstanding that its Beneficial Interest will be different during this Initial Investment Period.

4.2       CHANGING BENEFICIAL INTERESTS

At all times during this Contract, both Parties' Beneficial Interest shall be calculated in accordance with the formula set out in ARTICLE 10. For greater certainty, it is acknowledged by the Parties that: (i) upon completion of the Initial Investment by TEMCO, TEMCO shall have a 55% Beneficial Interest and GEC-FGEB shall have a 45% Beneficial Interest; and (ii) thereafter, the Beneficial Interest of each Party is subject to dilution as calculated in accordance with the formula set out in ARTICLE 10.

4.3        CONTRIBUTION BY GEC-FGEB AND WARRANTY

4.3.1      ASSIGNMENT OF EXPLORATION RIGHTS AND RELATED INFORMATION

           As its contribution to the Joint Venture, GEC-FGEB shall, on the Commencement Date, transfer and assign, or cause to have transferred and assigned, to the Joint Venture all of those Exploration Rights referred to in SUB-SECTION 8.1.1 and, in relation to those Exploration Rights, all of the drilling cores and other samples and assays, and all maps, geological, geophysical and geochemical data and interpretations thereof.

4.3.2      WARRANTY OF TITLE

           During the term of this Contract, GEC-FGEB warrants to TEMCO that, as at the Commencement Date, it will have full title at Chinese Law to all of the Exploration Rights which are to be transferred as at such date to the Joint Venture and that it will have obtained approval from all relevant Government authorities and landholders to

                                       12.


        allow the Joint Venture to enter into and work upon land which is the subject of such Exploration Rights for purposes of the Operations.

4.3.3   CONTINUING OBLIGATION OF GEC-FGEB

        GEC-FGEB shall provide all necessary assistance and support to the Joint Venture requiring government or local support required to conduct the Operations of the Joint Venture currently and in the future. The assistance and support referenced shall include without limitation the following:

        (a) to provide all necessary assistance and support to the Joint Venture to obtain all necessary business, exploration, mining, environmental permits, licenses, rights or permissions, including Exploration Rights and Mining Licenses in respect of any of the Properties, required to conduct the operations of the Joint Venture currently and in the future to conduct Mining Operations;

        (b) to assist the Joint Venture with the supply of all necessary services, including water, electricity and transportation;

        (c) to assist the Joint Venture in recruiting Chinese management personnel, technical personnel, workers and other personnel as needed;

        (d) to assist foreign staff and visitors in applying for entry visas, work permits and in processing and effecting their travel arrangements;

        (e) keep confidential the technical and commercial information of both Parties; and

        (f) to handle other matters entrusted to it by the Joint Venture.

4.4     CONTINUING ASSISTANCE OF GEC-FGEB

4.4.1   IMPORTATION OR EXPORTATION OF EQUIPMENT

        GEC-FGEB shall provide the Joint Venture with all assistance which he may require from time to time in relation to the importation or exportation of any equipment including, without limitation, any drilling or geophysical equipment obtained for the purposes of the Operations.

4.4.2   PUBLIC RELATIONS AND MONITORING OF LEGISLATION AND REGULATION

        As the Board of Directors requires from time to time, GEC-FGEB shall also advance the interests of the Joint Venture by exercising a public relations role in relation to relevant Government authorities. Particularly, GEC-FGEB shall be responsible for monitoring any changes in Government policy towards mineral resource projects and GEC-FGEB shall assist the Joint Venture to obtain assurance from the Government in respect of certain regulatory objectives which the Joint Venture desires.

                                      13.



4.5     CONTRIBUTION BY EACH PARTY TO PROJECT EXPENDITURE

Following completion of TEMCO's Initial Investment, each Party may contribute to Project Expenditure in proportion to their respective Beneficial Interests. All such contributions to Project Expenditure shall be made in accordance with
ARTICLE 10, and any subsequent adjustments to the Beneficial Interests held by any Party by virtue of a decision to support to a greater or lesser degree, any Program and Budget for the Operations shall be made in accordance with the formula contained in ARTICLE 10.


5.0     DURATION OF THE JOINT VENTURE

5.1     DURATION

Subject to as is provided in ARTICLE 15, and elsewhere in this Contract, the duration of the Joint Venture will be thirty (30) years from the Commencement Date.

5.2     DISPOSITION OF PROPERTY

Upon the expiration or termination before the expiry date of the Joint Venture, the Joint Venture shall carry out liquidation in accordance with the relevant law. Any property remaining after the payment of all debts of the Joint Venture shall be distributed to the Parties in proportion to their Beneficial Interest in the Joint Venture.

5.3     EXTENSION

The Parties agree to extend and offer whatever assistance is required to extend the duration of the Joint Venture until the last date of Mining Operations on any of the Properties subject to this Contract. Applications for such extensions of the duration of the Joint Venture shall be submitted to the original examination and approval authority, or to any other Government ministry or department at that time responsible for administering foreign investment. GEC-FGEB will use its best efforts to assist in obtaining such an extension.


6.0     BOARD OF DIRECTORS

6.1     COMMENCEMENT

The Board of Directors shall function with effect from the Commencement Date.

6.2     PURPOSE AND SCOPE OF AUTHORITY OF BOARD

The Board of Directors shall be formed by and on behalf of the Parties to:

(a) establish policies which will achieve the aims and objectives of the Joint Venture as set out in SECTION 3.1.1;

                                      14.



(b) approve Programs and Budgets submitted for the Operations by the Chairman;

(c)     review performance reports submitted by the Chairman;

(d)     make a decision, if appropriate, to implement a Feasibility Study;

(e) establish the initial Accounting Procedure and amend it from time to time as appropriate; and

(f)     consider all other matters appropriate for deliberation by the Board.

6.3     COMPOSITION

Until TEMCO has completed its Initial Investment, the Board of Directors shall be comprised of seven (7) directors of whom four (4) shall be appointed by TEMCO and three (3) shall be appointed by GEC-FGEB.

6.4     APPOINTMENT AND REMOVAL OF DIRECTORS

6.4.1   TERM AND ELIGIBILITY

        Subject to earlier termination caused by the operation of SECTION 6.3, a FOUR (4) year term of office shall apply to anyone appointed as Director, Chairman or Vice Chairman of the Board. Subject to SUB-SECTION 6.4.2, any person serving as Director, Chairman or Vice Chairman shall be eligible for reappointment to the Board for one or more further terms of office. By the execution of this Contract, the Parties as shareholders evidence their agreement to vote in favour of the nominees of each of them for the office of Director as provided in SECTION 6.3.

6.4.2   METHOD OF APPOINTMENT OR REMOVAL

        Each Party shall be entitled to appoint (pursuant to the occurrence of a casual vacancy or otherwise) or remove any of the number of Directors which it is entitled to appoint to the Board of Directors. Any such appointment or removal of a Director shall be made by instrument in writing signed by a person duly authorized by the relevant Party and will by effective upon it being delivered to the registered office and being approved by the original Government registration agency.

6.5     Casual Vacancies on Board

Any person having been appointed as a Director, Chairman or Vice Chairman shall occupy that office at the pleasure of the Party having appointed the particular Director. Where a casual vacancy occurs within the Board of Directors the Party having appointed the person whose death, removal or resignation gave rise to the casual vacancy shall be entitled to appoint the replacement Director. Persons appointed to fill casual vacancies shall only hold office for the remainder of the term of office which the person who was replaced would have occupied.

                                      15.


6.6     ALTERNATE DIRECTORS

Each Director shall have power to appoint (but not retrospectively) a suitable and an appropriate person (including another Director) to act as an Alternate in his place on the Board of Directors whether for a stated period or periods or until the happening of a specified event or whenever by absence or illness or otherwise he shall be unable to attend his duties as a Director, and the following provisions shall apply to any such Alternate Director:

(a) he may be appointed, removed or suspended from office by notice from the Director for whom he is acting as an Alternate;

(b) he shall be entitled to receive notice of meetings of Board of Directors and to attend and he shall be entitled to vote thereat should the Director by whom he was appointed not be present;

(c) he shall be entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director insofar as the Director by whom he was appointed had not exercised or performed them;

(d) he shall automatically vacate office if the Director by whom he was appointed shall vacate office or die;

(e) he shall not be taken into account in determining the number of Directors for the purposes of the required composition of the Board of Directors as set out in SECTION 6.3;

(f) he shall, while acting as a Director, be responsible to the Joint Venture for his own acts and defaults and shall not be deemed to be the agent of the Director by whom he was appointed; and


(g) one person may be appointed and serve as an alternate for more than one Director at any one time or at different points in time.

6.7     CONVENING AND PLACE OF MEETINGS

6.7.1   CONVENING AND PLACE OF MEETING

        The Board of Directors shall meet at least once within any calendar year. Meetings shall take place in Beijing, or in such other place as shall be agreed upon from time to time by the Parties. The Chairman shall be responsible for ensuring that each of the Directors receives timely notice of the occurrence of scheduled meetings.

                                      16.


6.7.2   NOTICE PERIODS

        The giving by either Party of at least sixty (60) days notice is required for the convening of each Board of Directors meeting, including any extraordinary meeting, although a majority of the Directors may consent to shorter notice being given. The proposed agenda for each Board meeting shall be circulated to all Directors at least fourteen
        (14) days prior to the date appointed for the particular meeting.

6.7.3   VENUES OTHER THAN BEIJING

        At the discretion of the Directors, meetings of Board of the Directors may from time to time be conducted at venues outside of China.

6.8     QUORUM

6.3.1   QUORUM

        Until TEMCO shall have competed its Initial Investment, the quorum for meetings of the Board of Directors shall be four (4) comprising at least two (2) Directors nominated by TEMCO and two (2) Directors nominated by GEC-FGEB.

6.8.2   ADJOURNMENT OF MEETING IF NO QUORM

        Where a meeting of the Board of Directors is called pursuant to section
        6.7 but is adjourned because a quorum is not present as required pursuant to SUB-SECTION 6.8.1, then, if a quorum is not present within sixty (60) minutes of the time called for a meeting, the meeting shall be adjourned to a date seven (7) days thereafter at the same time and place and notice of the adjourned meeting shall be given to all Directors; at such adjourned meeting, the representatives present shall be deemed to be a quorum and shall be automatically authorized and empowered to conduct business thereat in the normal manner.






6.9     VOTES AT MEETINGS

6.9.1   VOTING DEEMED BENEFICIAL INTEREST

        At every meeting of the Board of Directors, each Party through its Directors present or by power of attorney shall have a percentage of votes equal to its Voting Interest provided that TEMCO has complied with its obligations contained in CLAUSE 4.1.3. With the exception of those matters set forth in CLAUSE 6.12, all matters at the Board's meeting shall be decided by a simple majority of votes cast.

                                      17.



6.9.2   VOTING BY DIRECTOR OF NON-CONTRIBUTING PARTY

Any Directors appointed on behalf of a Non-contributing Party (as such term is defined by SUB-SECTION 10.3.1) shall only be entitled to vote upon those matters referred to in section 6.12.

6.10    POWERS OF ATTORNEY

Any Director may, by any duly executed power of attorney, appoint an attorney to vote on his behalf and such power of attorney or proof thereof to the satisfaction of the Board of Directors shall be produced for inspection at the Registered Office of the Joint Venture or at such other location as the Board may from time to time direct together with such evidence of the due execution thereof as the Board may require before the attorney shall be entitled to act thereunder. Any person (including another Director) may be appointed the attorney of one or more Directors for these purposes.

6.11    SPECIAL RESOLUTIONS

The following resolutions made by the Board of Directors shall be passed only by unanimous votes of all Directors:

(a) proposals that the Joint Venture should form another enterprise or business or merge all of the business of this Joint Venture into another enterprise or business with any third party;

(b)     any decision to terminate the business of the Joint Venture;

(c) those decisions required to be passed unanimous votes of all Directors by Chinese laws and regulations from time to time.

6.12    WRITTEN RESOLUTIONS

Except for special resolutions as provided in 6.12, a resolution in writing under the hands of more than 50% of the Directors shall be as valid and effectual as a resolution duly passed at a meeting of the Board of Directors duly called and held and may consist of several documents in like form each signed by one or more of the Directors or may be in telexed form, or other written form of communication, indicating that the signature of the Director concerned has been duly affixed to the original provided that confirmation that such signature has been affixed is forwarded to the registered office of the Joint Venture within fourteen (14) days from the date upon which the original was signed.

6.13    DECISIONS BINDING

All lawful decisions of the Board of Directors shall be binding on the Parties. Both Parties are responsible to implement each board decision or resolution.

                                      18.



6.14    SUB-COMMITTEES OF THE BOARD

The Board of Directors shall form and regulate such technical and administrative sub-committees as it considers form time to time to be appropriate. Such sub-committees may be made responsible to either the Board, or to the Chairman, as the case may be.


7.0     CHAIRMAN AND GENERAL MANAGER

7.1     ROLE OF CHAIRMAN

The Joint Venture shall be managed by the Chairman who is authorized by the Board of Directors to manage, supervise and control the Operations on behalf of the Parties. Within the scope of SECTIONS 7.7 and 7.8 the Chairman alone shall have the right to enter into legally binding agreements on behalf of the Joint Venture or the Parties in connection with any and all activities contemplated by this Contract.

7.2     ELIGIBILITY AND APPOINTMENT OF CHAIRMAN

7.2.1   ELIGIBILITY

        Only persons who are suitably experienced and competent shall be eligible to be appointed to be Chairman.

7.2.2   RIGHT TO NOMINATE

        The right to nominate the Chairman depends upon the point in time during the term of this Contract and upon the Beneficial Interest held by each Party as set out more fully below:

        (a) notwithstanding the Beneficial Interest held by either Party, during the Initial Investment Period, TEMCO shall be entitled to nominate the person to be the Chairman;

        (b) thereafter, whichever Party holds the larger Beneficial Interest shall be entitled to nominate the person to be the Chairman;

        (c) unless only one Party holds a Beneficial Interest which is greater than ten percent (10%), no Party shall nominate both the Chairman and the General Manager.

7.2.3   AGREEMENT TO APPOINT

        Subject to the final approval of the Board of Directors, the Board of Directors shall duly appoint as Chairman the person who is nominated in accordance with SECTION 7.2 and such Chairman shall report to the Board of Directors.

                                      19.




7.3     ELIGIBILITY AND AUTHORITY

        Only persons who are Directors shall be eligible to be appointed to the positions of Chairman or Vice-Chairman. The authority of the Chairman and the Vice-Chairman shall be subject to the authority of the Board of Directors.

7.4     NO CASTING VOTE

        The Chairman shall not have a casting vote.

7.5     DELEGATION OF AUTHORITY

7.5.1   CONFER WITH GENERAL MANAGER

        The Chairman shall confer on a regular basis with the General Manager with respect to the full range of the Chairman's responsibilities pursuant to SECTION 7.7.

7.5.2   DELEGATE TO GENERAL MANAGER

        The Chairman shall, in appropriate circumstances, delegate certain of his responsibilities to the General Manager subject to the ongoing authority and control of the Chairman.

7.5.3   NOMINATE GENERAL MANAGER AS TEMPORARY STAND-IN

        If necessary, as circumstances dictate, the Chairman may nominate the General Manager to temporarily stand-in and act for and on his behalf for any or all of the purposes contained in SECTION 7.7. The Party nominating same will notify the other Party of any such nomination as soon as practicable. In making any decision as to the delegation of his responsibilities, the Chairman shall have regard to the experience and qualifications of all persons available to act in each capacity, with the interests of the Joint Venture being considered of paramount importance.

7.6     AUTHORITY OVER PROPERTY OF JOINT VENTURE

For the purposes of managing the Operations, the Chairman shall, under the supervision and control of the Board of Directors, alone have the authority to make decisions, or enter into legally binding agreements concerning or relating to the property of the Joint Venture.

7.7     DUTIES OF CHAIRMAN

The Chairman shall have the power and authority to conduct the day to day Operations of the Joint Venture and shall have all the necessary and incidental powers required to carry out such Operations, subject to the overall direction and control of the Board of Directors as they determine policies from time to time.

                                      20.



   In addition to the Chairman's obligations specified elsewhere in this Contract, the Chairman shall undertake on behalf of the Parties the following actions:

   (a) make timely preparation and submission of Programs and Budgets as provided by ARTICLE 9;

   (b) in accordance with those general directions, instructions and parameters for action issued from time to time by the Board, the ability to enter into contracts for the purposes of the Operations on behalf of the Parties;

   (c) in consultation with the project exploration manager or the General Manager and with GEC-FGEB's assistance in accordance with ARTICLE 8, use all reasonable endeavour to procure that the Mineral Rights are maintained, including without limitation the payments of all rentals, taxes, royalties or other charges and in particular, use all reasonable endeavour to procure that the Mineral Rights are renewed or replaced by other titles or rights in substitution for them before the current titles or rights expire;

   (d) in consultation with the project exploration manager or the General Manager and with GEC-FGEB's assistance in accordance with ARTICLE 8, apply for such additional Mineral Rights as are required for the purposes of Operations;

   (e) duly prepare and lodge all reports required by law relating to the Exploration Rights;

   (f) make all Project Expenditure and commitments for the Operations on behalf of the Parties in accordance with Programs and Budgets approved by the Board of Directors;

   (g) furnish to the Board of Directors as soon as practicable reports on any matters of importance and, in particular, advise the Board of any factual information on the Exploration Rights or other property held by the Joint Venture (or by one Party on behalf of the other) which comes to his attention and which might reasonably be expected to result in material gains or losses to the Parties or to the Joint Venture;

   (h) furnish to the Board the summary of the Operations provided for in SUB-SECTION 9.6 (a) and such other information as the Board may reasonably be expected to require;

   (i)    maintain full true and accurate records and accounts as provided in
          SECTION 16.1;

   (j)    arrange for and cooperate in the annual audit as provided in SECTION
          16.3;

   (k) maintain in full force and effect insurance coverage in respect of the risks of the Operations in accordance with ARTICLE 17;

   (l) if required by the Board, undertake and/or commission Pre-Feasibility Studies and Feasibility Studies;

   (m)    perform Programs and comply with Budgets approved by the Board, and

                                      21.



   (n) generally do all acts necessary or desirable for the efficient and economic conduct of the Operations.

   7.8    POWERS OF CHAIRMAN

   The Chairman alone shall have the following rights and powers to enable him to conduct his obligations for the benefit of the Joint Venture:

   (a) the power to negotiate and reach agreement on matters relevant to the Mineral Rights, the Properties or to the Operations with competent Government authorities;

   (b) the power to select, engage and dismiss workers, agents and independent contractors necessary for the efficient conduct of the Operations;

   (c) the right to take such action as may in his judgement be necessary for the protection of life, or reasonably necessary for the protection of property, and all such costs reasonably incurred shall be deemed Project Expenditure;

   (d) subject to any limits imposed by the Board of Directors and herein referred to, the power to contract and to dispose of surplus and obsolete property of the Joint Venture; and

   (e) such other rights and powers as are reasonably incidental to conducting the Operations as may be entrusted to the Chairman by the Board of Directors.

   7.9    STANDARD OF PERFORMANCE

   The Chairman shall conduct all Operations in accordance with sound internationally accepted exploration, mining and engineering methods and practices and within the policy determinations and general direction of the Board of Directors.

   7.10   EXCESS EXPENDITURE

   7.10.1 GENERAL PERMITTED OVERRUN

          The Chairman is authorized to make all expenditures and commitments for Operations in accordance with Budgets for Project Expenditure approved pursuant to SECTION 9.4 (for the purposes of this section
          7.10 called "APPROVED BUDGETS"). The Chairman shall take all reasonable care to avoid such expenditures or commitments in excess of any Approved Budget without first seeking approval of the Board of Directors PROVIDED that the Chairman shall be entitled to expend in any budgetary period up to twenty percent (20%) in excess of any Approved Budget without requiring any further approval, and all such expenditure shall be deemed to be Project Expenditure. Subject to SUB-SECTION 7.10.2, the Chairman shall not be entitled to recover from any Party any excess over and above such permitted overrun and such excess shall not be included as

                                      22.



          any Party's contribution to Project Expenditure for the purpose of this Contract unless the Board shall approve or ratify such excess expenditure.

7.10.2    ADDITIONAL PERMITTED OVERRUN IN CASE OF ACCIDENT OR EMERGENCY

          In the relevant budgetary period, as an additional permitted overrun but only in the case of accident or any other emergency relating to the Operations, the Chairman shall be entitled (without the need to obtain approval pursuant to SECTION 9.4) to take such action as in his judgement may be necessary for the protection of life or property and to incur all reasonable costs up to an amount no greater than forty-five percent (45%) of an Approved Budget. The said emergency expenditure shall be treated as Project Expenditure and be outlayed on behalf of the Parties in proportion to their respective Beneficial Interests. The Chairman shall notify the Parties of any such emergency expenditure as soon as practicable and in any event within seven (7) days after it has been incurred.

7.11      ACCOUNTING PROCEDURE

7.11.1    INTERNATIONAL STANDARDS FOR RECORD KEEPING AND INFORMATION DISCLOSURE

          The financial affairs of the Joint Venture shall be subject to the supervision of the Chairman in accordance with, and governed by, the Accounting Procedure. The books of account shall also be kept in accordance with international accounting standards for mining joint ventures and the Accounting Procedure will ensure that each of the Parties to the Joint Venture has the accounting information, data and analyses necessary to comply with their respective disclosure requirements.

7.11.2    FILING OF INITIAL ACCOUNTING PROCEDURE

          A copy of the Accounting Procedure shall be filed with the relevant Government departments for their records.

7.11.3    AMENDMENTS TO ACCOUNTING PROCEDURE

          The Accounting Procedure may be amended from time to time, subject always to approval of any proposed amendments by the Board. Any amendments to the Accounting Procedure shall be filed with the relevant Government departments for their records.

7.12      GENERAL MANAGER AND DEPUTY GENERAL MANAGER

                                      23.




7.12.1    RIGHT TO NOMINATE

          The right to nominate the General Manager and the Deputy General Manager depends upon the point in time during the term of this Contract and upon the Beneficial Interest held by each Party as set out more fully below:

          (a) notwithstanding the Beneficial Interest held by either Party, during the Initial Investment Period, GEC-FGEB shall be entitled to nominate the General Manager and TEMCO shall be entitled to nominate the Deputy General Manager;

          (b) thereafter, so long as both Parties hold a Beneficial Interest which is greater than ten percent (10%), the Party which holds the larger Beneficial Interest shall be entitled to nominate the Deputy General Manager and the Party which holds the smaller Beneficial Interest shall be entitled to nominate the General Manager;

          (c) if, at any point in time, only one Party holds a Beneficial Interest which is greater than ten percent (10%), such Party shall be entitled to nominate the General Manager, the Deputy General Manager and the Chairman.

7.12.2    POWER TO APPOINT DEPUTY GENERAL MANAGER

          The Party that is not entitled to appoint the General Manager pursuant to SECTION 7.12 herein shall be entitled to nominate a suitably experienced and qualified person for appointment as Deputy General Manager of the Joint Venture. The Board of Directors shall duly appoint such person be the Deputy General Manager. The Deputy General Manager shall report to the General Manager.

7.12.3    DURATION OF APPOINTMENTS

          Each of the General Manager and the Deputy General Manager shall serve for a period of four (4) years subject, as the case may be, to the right of TEMCO or GEC-FGEB to remove their nominees at an earlier time. Each of TEMCO and GEC-FGEB undertake that they will pay due regard to the interests of the Joint Venture and to the objectives of each current Program and Budget before implementing any decision to withdraw a nominee from the Joint Venture. Subject to approval of the Board of Directors, any person may serve the Joint Venture for more than one term as General Manager or Deputy General Manager as the case may be.

7.12.4    ACT AS GENERAL MANAGER

          The General Manager, or in his absence the Deputy General Manager, shall act in accordance with the instructions and control of the Chairman. As may be authorized by the Board of Directors or the Chairman from time to time, the General Manager, or in his absence the Deputy General Manager, may perform other functions of the Joint Venture as may be appropriate.

                                      24.



   8.0    EXPLORATION RIGHTS AND AREA OF INTEREST

   8.1    EXPLORATION RIGHTS

   8.1.1  EXPLORATION RIGHTS

          With effect on and from the Commencement Date, GEC-FGEB shall pursuant to SUBSECTION 4.3.2 either procure the transfer, or transfer to the Joint Venture the Exploration Permits, and the Joint Venture shall be entitled to become the legally registered holder of the following Exploration Rights, namely:

                    Qiujiayin area, Guzigou - Duanjiayin area and Yantongshan area of Liangjia District, Hebei. Total area 120 square kilometres, including Core Area of 20 square kilometres and Area of Interest of 100 square kilometers.

   8.1.2  SCHEDULE A

          The Exploration Rights referred to in SUB-SECTION 8.1.1 are delineated within the map attached as SCHEDULE A.

   8.1.3  SCHEDULE B

          Detailed particulars, terms and conditions attaching to each of the Exploration Rights are set forth in SCHEDULE B.

   8.2    MAINTENANCE OF EXCLUSIVE RIGHTS

          Subject to the Joint Venture's compliance with all terms and conditions attached to the Exploration Rights, at the direction of the Board of Directors, GEC-FGEB will undertake on behalf of the Joint Venture to ensure that for the duration of each Exploration Right the Joint Venture will be entitled to have exclusive possession of the area the subject of each Exploration Right for all the purposes of conducting the Operations.

   8.3    GUARANTEE OF EXPLORATION RIGHTS

   8.3.1  GEC-FGEB'S OBLIGATION TO OBTAIN ADDITIONAL EXPLORATION RIGHTS

          The Joint Venture may apply to the relevant Government authorities for additional Exploration Rights within the Area of Interest in addition to those referred to in SUB-SECTION 8.1.2 (for greater certainty, to include higher level of Exploration Rights and additional geographic area subject to Exploration Rights) certainty, so as to explore for further mineralization, and GEC-FGEB shall be obliged to bring all reasonable effort to bear so as to assist the Joint Venture in making such applications and to facilitate the grant of such additional Exploration Rights.

                                      25.




   8.3.2 GEC-FGEB'S OBLIGATION TO OBTAIN LAND ACCESS AND TO DEAL WITH LOCAL LANDHOLDERS

          GEC-FGEB shall be responsible on behalf of the Joint Venture for making all applications for the additional Exploration Rights referred to in SUB-SECTION 8.3.1 and shall guarantee all necessary land access agreements to all Properties. Further, GEC-FGEB shall be responsible for liaising with the government department in charge of geology and mineral resources and all other relevant Government authorities and with local landholders to ensure that good relations are maintained between the Joint Venture and other persons during the conduct of Operations.

   8.3.3  GEC-FGEB'S OBLIGATION TO DEAL WITH ADVERSE TITLE DEFECTS AND CLAIMS

          GEC-FGEB shall be responsible to deal with, and to cover all costs, expenses and charges relating to, any claims or interest of third parties in and to the Mineral Rights. If any such interest in the Mineral Rights arises or is claimed by any third party including, without limitation, the Government, GEC-FGEB shall, on behalf of the Joint Venture, and at its sole expense, proceed to defend any such claim and expunge any such interest. For greater certainty, it is acknowledged and agreed by GEC-FGEB that if, in order to satisfy its obligations under this SECTION 8.3.3, any such third party who successfully claims an interest in and to the Mineral Rights requires or is entitled to be paid some consideration, whether such consideration is cash or a percentage interest in the Joint Venture or otherwise, such consideration shall be paid solely by GEC-FGEB and not by the Joint Venture.

   8.3.4  REIMBURSEMENT OF GEC-FGEB'S REASONABLE COSTS

          The Joint Venture shall bear all costs reasonable incurred by GEC-FGEB in its provision of the services pursuant to SUB-SECTIONS 8.3.1, 8.3.2 AND 4.3.3.

   8.4    PURPOSE FOR THE AREA OF INTEREST

          The Area of Interest has been created for the following reasons:

    (a) to identify those are as within which the Parties believe that successful Operations may be conducted by the Joint Venture in order to attain its purposes as defined in SECTION 3.1;

    (b) to ensure that neither Party shall act independently of each other, or of the Joint Venture by engaging in Operations within the Area of Interest during the existence of the Joint Venture;

    (c) to define the area within which the Joint Venture may next expand its Operations by applying for additional Exploration Rights to the relevant Government authorities for Mineral Rights at no cost to the Joint Venture, other than regular maintenance costs of keeping such Exploration Rights in good standing in addition to those that the Joint Venture shall acquire under SECTION 8.1 in the Core Area and the Area of Interest; and

                                      26.


    (d) to identify the geographic area in which the Joint Venture will pay to maintain Exploration Rights to be contributed to the Joint Venture by GEC-FGEB.

   8.5    AREAS NOT AVAILABLE FOR EXPLORATION RIGHTS

    The Joint Venture shall not be entitled to apply for further Exploration Rights where:

    (a) Exploration Rights (with the exception of those referred to in SUB-SECTION 8.1.2) or a Mining Licence has been issued to other persons; or

    (b) exploitation of mineral resources is prohibited by or pursuant to the Mineral Resources Law.

   8.6    REVISION OF SCHEDULE A AND SCHEDULE B

          The map comprising SCHEDULE A and the description comprising SCHEDULE B may be revised so as to accurately represent the current status from time to time of the Exploration Rights (including the addition or relinquishment of any Exploration Rights) and the Properties.

   8.7    PROPERTY EXTENSIONS

          Neither party, either alone or in association with others, shall proceed for its own account, but only for the account of the Joint Venture to obtain Minerals Rights to any natural extension of an orebody on the Property of the Joint Venture onto new ground beyond the boundary of a Property. Any interest obtained in contravention of this SECTION 8.6 by either Party shall be held for the account of the Joint Venture.

   8.8    RIGHT OF FIRST REFUSAL ON JINSHAN MINE

          The Joint Venture shall have a right of first refusal to match any offer to purchase or otherwise earn an interest in whole or in part in the Jinshan Mine more particularly described in SCHEDULE F hereto. GEC-FGEB shall provide notice of any offer of any kind received in respect of the Jinshan Mine forthwith to TEMCO and the Joint Venture and no offer may be accepted by GEC-FGEB in respect of the Jinshan Mine without receipt of a notice from TEMCO and the Joint Venture expressing no interest or a waiver of the right of first refusal within ninety (90) days of the initial notice of offer. If a closing shall not have occurred on the same terms and conditions as set out in the offer within one hundred and twenty (120) days of the receipt of the waiver or notice expressing no interest in the Jinshan Mine, the property shall again be subject to the right of first refusal set out in this SECTION 8.7.

9.0       PROGRAMS AND BUDGETS

9.1       COMPLIANCE WITH FIRST PROGRAM AND BUDGET

          With effect from the Commencement Date the Chairman shall proceed to undertake the Operations by reliance upon the First Program and Budget referred to in SECTION 4.1.

9.2       SETTING OF PROGRAMS AND BUDGETS

9.2.1     PERIODIC SETTING OF PROGRAMS AND BUDGETS

          As soon as reasonably practicable before the scheduled end of current Program and Budget, or by such other date which the Board of Directors may determine, the Chairman shall prepare, for approval by the Board, a Program for Operations proposed for the next period, as appropriate together with a Budget showing in detail the estimated Project Expenditure and proposed scheduling of activities.

9.2.2     PERIODS FOR EXPLORATION BASED ON PROGRAM PARAMETERS

          Unless the Board of Directors specifies otherwise, the Programs and Budgets shall be prepared to cover the next logical step in the development and analysis of the Property. Each step and proposed Program prior to the completion of a Feasibility Study may or may not correspond to a calendar year.

9.2.3     PERIODS FOR MINE DEVELOPMENT AND MINING

          During the mine construction and mining stages, the Program and Budget shall be based on calendar year, with each period commencing on January 1st of each year.

9.3       SUPPLEMENTARY OR REVISED PROGRAMS AND BUDGETS

          The Chairman may from time to time prepare supplementary or revised Programs and Budgets which shall be submitted as aforesaid to the Board of Directors at least one (1) month prior to the meeting of the Board convened for their approval.

9.4       APPROVAL BY BOARD OF DIRECTORS

          The Board of Directors shall consider and vote for approval (with or without modification) upon Programs and Budgets as close as practicable to but no later than thirty (30) days prior to the proposed commencement date of such Program.

9.5       BUDGETARY APPROVAL

          The Board of Directors will not refuse approval for, or confirmation of, such portion of a Budget as is required to maintain Exploration Rights and/or to fulfil commitments under existing contracts.

                                      28.



9.6       SUPPLY OF INFORMATION

The Chairman shall promptly furnish to each Party:

(a) up to the time of the delivery of a Feasibility Study, on a program by program basis within ninety (90) days of the end of each such Program, and thereafter yearly, a detailed summary of Operations including the expenses thereof, the progress and available results of all geological, geophysical, geochemical, drilling, construction, mining, milling and other Operations and such other information as the Board of Directors may reasonably be expected to require;

(b) up to the completion of a Feasibility Study, quarterly progress reports of Operations including the expenses incurred during the quarter and estimates of cash flow needs for the succeeding two quarters as well as significant results;

(c) during construction, a quarterly report setting out expenditures to date by cost categories identified in the Feasibility Study and to date in the aggregate, for that quarter and against budget for the quarter and in the aggregate;

(d) during Mining Operations, summary quarterly reports detailing mining, milling and production throughput, grades and recovery rates and such other information as may be prescribed by the Board of Directors from time to time; and

(e) copies of all reports, studies, analyses and other documents relating to the Exploration Rights and the Property.


10.0 CONTRIBUTIONS TO PROJECT EXPENDITURE AND CHANGES IN BENEFICIAL INTERESTS AND SHARE INTERESTS

10.1      LIABILITY FOR PROJECT EXPENDITURE

10.1.1    ACCORDING TO BENEFICIAL INTERESTS

          Subject to the following provisions of this ARTICLE 10, each Party shall be liable to the Joint Venture to contribute to Project Expenditure to the extent of its Beneficial Interest.

10.1.2    PROJECT OVERRUN CONTRIBUTIONS

          Where Project Expenditure is, pursuant to a Program and Budget, approved by the Board of Directors, subject to SUB-SECTION 10.2.1, the liability of the Party who is not nominating the Chairman shall not extend to Project Expenditures which exceed the approved Budget by more than twenty percent (20%) unless:

               (a) the excess shall have been approved by the Board of
                   Directors;

                                      29.




     (b) the expenditure shall have been incurred in circumstances referred to in SUB-SECTION 7.10; or

     (c) such excess shall have occurred in circumstances not directly controllable by the Chairman such as under contracts which contain escalation provisions and/or opportunities for significant variations in scope.

10.2     CONTRIBUTION BY EACH PARTY

10.2.1   NO CONTRIBUTION BY GEC-FGEB

         Until TEMCO shall have fully discharged its obligations pursuant to
         SECTION 4.1, GEC-FGEB shall not be required to make any contribution to Project Expenditures.

10.2.2   POST INITIAL INVESTMENT CONTRIBUTIONS

         When TEMCO has completed its Initial Investment pursuant to SECTION 4.1, subject to SECTIONS 10.3 AND 10.4 and to ARTICLE 15, each Party shall pay its share of Project Expenditures determined pursuant to this Contract (for the purposes of this ARTICLE 10 referred to as its "CONTRIBUTION").

10.3     ELECTION TO CONTRIBUTE

10.3.1   PERMITTED ELECTION NOT TO CONTRIBUTE

         At any meeting of the Board of Directors convened to consider a Program and Budget for the next budgetary period towards which, pursuant to SUB-SECTION 10.2.2, the Parties are invited to contribute, either Party, subject to SECTION 6.14, may elect not to provide funds for that purpose with effect from the first day of such next budgetary period. The Party electing not to contribute to Project Expenditure (the "NON-CONTRIBUTING PARTY") shall serve the other Party (the "CONTRIBUTING PARTY") with a notice formally recording such decision within three (3) Business Days following the relevant meeting of the Board.

10.3.2   REQUIRED NOTICE UPON ELECTION NOT TO CONTRIBUTE

         A notice given by a Non-contributing Party pursuant to SUB-SECTION
         10.3.1 shall state that the Non-contributing Party does not wish to contribute to the Program and Budget submitted by the Chairman for the next budgetary period.

10.4     ELECTION OF CONTRIBUTING PARTY

         Within a reasonable time after receipt of the notice from a Non-contributing Party pursuant to SUB-SECTION 10.3.1 (not to exceed six (6) months), the Contributing Party may elect among the following options:

                                      30.



(a) to contribute all of the Non-contributing Party's share of Project Expenditures and proceed with the Program and Budget as approved;

(b) to contribute only its share in accordance with then current Beneficial Interest to the approved Program and Budget;

(c) to contribute its share in accordance with its then current Beneficial Interest and to redesign and adopt an amended Program and Budget matching this contribution level;

(d) to contribute its share in accordance with its then current Beneficial Interest and some but not all of the Non-contributing Party's share of Project Expenditures and to redesign and adopt an amended Program and Budget matching this contribution level; or

(e)  not to contribute.

10.5   CALCULATION OF BENEFICIAL INTEREST

After receipt of appropriate Government agency approval and prior to the implementation of each Program and Budget and based on the contributions committed by each Party to that Program and Budget, the level of Beneficial Interests of each of the Parties shall be immediately adjusted and calculated in accordance with the following formulae:

Up to the completion of the Initial Investment by TEMCO

        I = R x 55%
           ---
            C

        Where:

        "I" is the Beneficial Interest of TEMCO

        "R" is the total actual contributions to Project Expenditure of TEMCO after the Commencement Date

        "C" is US$4,400,000

The Beneficial Interest of GEC-FGEB will equal 100% minus I above.

Following the completion of the Initial Investment by TEMCO

        I = R x 100
            -------
               S

        Where:

        "I" is the Beneficial Interest of one of the Parties:

                                       31.


"R" is the total of the actual contributions to Project Expenditure of that Party after the Commencement Date and the deemed contribution of that Party as set out below; and

"S" is the total of the actual contributions to Project Expenditure of all the Parties after the Commencement Date plus the deemed contribution of all the Parties as set out below:

                     TEMCO:    US$O
                     GEC-FGEB: US$3,600,000

A Party's Beneficial Interest shall be subject to dilution to a minimum level of ten percent (10%) at which time such interest will be a carried interest. The Accounting Procedure attached as Schedule C addresses the nature of the carried interest and the rights and obligations attaching thereto as well as the rules relating to recovery of costs by the Parties from the Joint Venture.

10.6 CHAIRMAN TO CALCULATE BENEFICIAL INTERESTS

If an election is made under SECTIONS 10.3 or 10.4, the Chairman shall, from time to time, and at least at the initiation of each Program and Budget or annually, whichever is more frequent, calculate the Parties' respective Beneficial Interests and, when submitting each Program and Budget pursuant to
SECTION 9.2, the Chairman shall advise the Parties of their respective Beneficial Interests as at the first day of each such Program and Budget calculated pursuant to SECTION 10.5 and on the assumption that all contributions to Project Expenditure which any Parry is obliged to make will be made as and when they fall due according to this Contract.

10.7 PAYMENTS FOLLOWING COMPLETION OF TEMCO'S INITIAL INVESTMENT

10.7.1 CALL FOR CONTRIBUTIONS

     Each Party shall pay to the Joint Venture at call (payable at such frequency as the Accounting Procedure shall set out, or as the Board of Directors may from time to time amend) as the Chairman so requests, its Contribution. Such request shall be made on or before the last day of the end of the month and shall be accompanied by a statement showing expenditures now payable and expenditures to be incurred and payable in the immediately following month. Contributions may be called sixty (60) days in advance, all in accordance with the Accounting Procedure.

10.7.2 DUE DATE FOR CONTRIBUTIONS

     Contributions so requested shall be received by the Joint Venture on or before the 20th day following the date of the cash call (or such other date as the Accounting Procedure shall set out or the Board of Directors may amend from time to time). The amount of any such Contribution payable in advance shall be calculated by the Chairman having

                                      32.



     regard to the amount of previous Contributions and the anticipated level of Project Expenditure in the relevant following months.

10.8 PERIODIC STATEMENTS

The Chairman shall render to each of the Parties a cost statement (summarizing Project Expenditure paid and/or accrued by classifications set out in the Accounting Procedure or otherwise as appropriate) for such periods as may be determined by the Board of Directors from time to time and each Party's share of such Project Expenditure, each Party's Contribution during such period, and the amounts with which the Party was credited at the beginning and at the end of such period, shall all be in accordance with the provisions of the Accounting Procedure.

10.9 CHALLENGE TO CORRECTNESS

Payment by a Party of any Contribution requested by the Chairman shall not prejudice such Party's right to challenge the correctness of any statement or request for Contribution PROVIDED HOWEVER that all statements rendered to a Party during any calendar year shall be presumed to be conclusively true and correct after two (2) years following the end of that said year unless challenged in writing by a Party within such period.

10.10 INTEREST PAYABLE ON OVERDUE PAYMENTS

10.10.1 INTEREST RATE ON OVERDUE PAYMENTS

     All payments herein provided for shall be paid to the Joint Venture on or before the due date and, if not so paid, the Party in arrears shall be liable to attract interest calculated daily and compounding, being a rate of interest equal to the London Interbank Offered Rate ("LIBOR") plus two percent (2%) governing from time to time for the duration of the arrears. Any Contribution in arrears and the interest due and payable thereon shall be a debt due and payable to the Joint Venture.

10.10.2              METHOD OF CALCULATING INTEREST RATE

     For the purposes of this SECTION 10.10 the LIBOR Rate applicable to the period of default shall that rate which is on the first day of default (or the first business day after such default) published for United States Dollars in the Financial Times in London as the London Interbank Offered Rate for six (6) months or, if no such rate has been so published on such date, then the rate most recently published in the Financial Times in London immediately preceding such date, provided that if no such rate has been so published during the seven (7) day period immediately preceding such date, then such term means the rate at which deposits in United States Dollars in the amount of US$5,000,000 for a period of six (6) months are offered by the principal London branch of Citibank, N.A. to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on such date.

                                      33.


10.11 PROCEDURE FOR ADJUSTING CHANGES IN BENEFICIAL INTERESTS

10.11.1 PROVIDE ALL NECESSARY CO-OPERATION AND AUTHORITY TO TRANSFER SHARES

     The Parties shall sign, execute and do all such transfers, deeds, documents, matters and things as may be necessary to transfer or vest sufficient of the Non-contributing Party's interest in the Joint Venture in the other Party so as to reflect the adjustments required by SECTION 10.5, and for such purposes each of the Parties hereby irrevocably appoints the other Party and its officers who have signing authority jointly and severally to be its attorney in its name and on its behalf to sign and do all assurances, deeds, instruments, acts and things whatsoever which such Party ought to sign and do under the provisions of this SECTION 10.11.


11.0 DEVELOPMENT AND PRODUCTION

It is agreed and acknowledged by the Parties that if a commercially viable deposit is outlined on the Properties, the Joint Venture has the right to proceed expeditiously to develop a mine or mines on the Property or Properties.

11.1 BOARD OF DIRECTORS TO RULE ON DEVELOPMENT

The Board of Directors is entitled to decide as to whether investment in any Mining Operations is to occur and, if so, as to the commencement time and scope of such Mining Operations.

11.2 OBLIGATION TO CONTRIBUTION

Should the Board of Directors decide to conduct Mining Operations, each of the Parties shall thereafter be required to contribute towards the capital requirements of the Joint Venture in proportion to each Party's respective Beneficial Interest in the Joint Venture as at the date of such decision.

11.3 SOLE RISK DEVELOPMENT

If the Board of Directors does not approve of the conduct of Mining Operations, then either Party which is willing to undertake Mining Operations shall be permitted to do so and the Non-contributing Party shall be subject to dilution in accordance with the terms of SECTION 10.5.

11.4 REQUIRED AUTHORIZATIONS AND PARAMETERS FOR MINING OPERATION

11.4.1 GEC-FGEB'S OBLIGATION TO OBTAIN ALL REQUIRED AUTHORIZATIONS

     Before the conduct of Mining Operations, GEC-FGEB shall have the obligation, and its efforts and expenses shall be compensated as Project Expenditures, to obtain all necessary permits, licenses, and approvals as may be required to conduct Mining Operations.

                                      34.



11.4.2  PARAMETERS OF MINING OPERATIONS

     The Chairman shall insure that any proposed Program for the implementation of Mining Operations would, depending upon the size and style of the indicated Mineral resource and proposed scope of Mining Operations, address the following topics:

     (a) the obtaining of licenses necessary for the influx of all foreign capital required. As circumstances dictate, such licenses may address:

        (i) the basis upon which TEMCO as the sole foreign party is to invest capital; or

        (ii) it may give approval to the formation of a Sino-Foreign consortium to undertake a large-scale development;

     (b) as an adjunct to SUB-PARAGRAPH 11.4.2 (a) (ii), the approval of other reputable financially sound parties recommended by the Board of Directors to invest in the Joint Venture at the appropriate time. In this latter regard, suitable consortium parties could be drawn from the mineral resource industry, smelting and/or minerals marketing spheres, or from within the financial sector;



     (c) subject to SECTION 11.5, the obtaining of export licenses as are permitted under Chinese law which the Joint Venture may require for Products derived by the Mining Operations;

     (d) the incorporation of a fully expounded policy relating to staff and manpower requirements, salaries, wages and employee benefits (the "EMPLOYMENT POLICY"), a dispute resolution process specifically to govern employment disputes and those disputes concerning employment matters between the Joint Venture and Government authorities, and a mechanism to govern review of the Employment Policy in the event of fundamentally altered economic circumstances affecting the viability of the Joint Venture;

     (e) incorporation of the most favourable Government policies available for Sino-Foreign Co-operative Joint Ventures, including without limitation the right of the Joint Venture to carry forward losses incurred by it with respect to all Operations so as to reduce the taxable income of the Joint Venture; and

     (f) as the Joint Venture's business requires the choice of banks and establishment of accounts both within and, in special circumstances, beyond China appropriate to that business.

                                      35.



11.5 MARKETING OF MINERALS FROM THE JOINT VENTURE

11.5.1 MARKETING POLICY

     This policy should be based in principle on the best interests of the Joint Venture. It is agreed and acknowledged by the Parties that, especially in respect of marketing decisions, the best interests of the Joint Venture means the best interest of the Joint Venture as an entity as opposed to the interests of either of the Parties individually.

11.5.2 EXPORTING RIGHTS

     The Parties recognize that it is of fundamental importance to the viability of any Mining Operations that the Joint Venture shall have the right to sell all Products derived from the Properties to any market, international or Chinese. With this objective in mind, GEC-FGEB shall continue to lobby relevant Government authorities so that the Joint Venture may be granted such export rights.

12.0 LABOUR, TRAINING OF JOINT VENTURE PERSONNEL AND TECHNOLOGY TRANSFERS

12.1 LABOUR POLICY OF THE JOINT VENTURE

12.1.1 FLEXIBLE LABOUR REQUIREMENTS

     The labour requirements of the Joint Venture will fluctuate considerably depending upon the requirements of particular Programs and Budgets proposed for the Operations. Both the First Program and Budget and each Program and Budget subsequently prepared by the General Manager and subsequently approved by the Board of Directors shall pay specific attention to the labour requirements and training component of each Program.

12.1.2 PRIORITY TO EFFICIENCY OF THE OPERATIONS

     The Joint Venture, shall give priority to the efficiency of the Operations when devising and implementing its labour policies but full weight will also be given to the requirements of the Regulations of the PRC on Labour Management in Joint Ventures using Chinese and Foreign Investment (for the purposes of this ARTICLE 12, the "LABOUR REGULATIONS").

12.2 SELECTION OF LABOUR

The Chairman shall select the Joint Venture's employees and contractors, determine the number thereof and the terms and conditions of their engagement depending upon the requirements of Programs and Budgets scheduled for any year. It is preferred to engage workers as contractors or consultants rather than as employees. In selecting employees and contractors the Chairman shall, consistent with the Labour Regulations, and principally for the efficient management of the Joint Venture and its Operations, and subject to a fair bidding procedure open to such numbers

                                      36.



of participants as is in the best interest of the Joint Venture in the sole opinion of the Chairman, give GEC-FGEB preferred consideration, provided that services are of similar quality and at competitive prices, for employment and shall endeavour to employ qualified and experienced Chinese employees of GEC-FGEB. However the Joint Venture shall be free to introduce expatriate personnel into China as is deemed to be necessary for the efficient performance of the Operations. For greater certainty, the primary principle shall be the acquisition of the best services and labour to conduct the Operation of the Joint Venture for the most reasonable cost and that a fair bidding process be used to find those services and labour.

12.3     CONTRIBUTIONS TO STATUTORY LABOUR FUNDS

The Joint Venture shall comply with all requirements of the Labour Regulations concerning contributions to the awards, welfare and social insurance funds of its employees while they are in the employment of the Joint Venture.

12.4 TRAINING OF JOINT VENTURE PERSONNEL AND TRANSFER OF TECHNOLOGY

12.4.1 GUIDELINES FOR TRAINING PROGRAM

The Board of Directors shall provide guidelines if necessary to the Chairman to develop and establish a comprehensive program for training Joint Venture employees and contractors engaged to undertake their various functions within the operative Joint Venture.

12.4.2 INTRODUCTION OF APPROPRIATE ADVANCED TECHNOLOGY

(a) Each of the Parties shall wherever possible introduce to the Joint Venture appropriate advanced equipment, technology and managerial experience necessary for efficient and productive conduct of the Operations. The Chairman shall ensure that Joint Venture employees and contractors engaged by the Joint Venture receive training to ensure their comprehension and efficient deployment of such technology and management practice in the context of Operations to be undertaken.

(b) The technology transfer envisaged by PARAGRAPH 12.4.2 (a) above shall not require either Party capable of transferring technology to disclose or introduce restricted proprietary know-how, patents or other commercially confidential information to the Joint Venture. However, wherever possible a Party which intends to transfer technology shall endeavour to have the Joint Venture licensed to use technology appropriate to the Operations, subject always to the prior approval of the proprietor of such technology costs and expenses incurred by the Joint Venture in the course of its personnel training program under SUB-SECTIONS 12.4.1 and 12.4.2 shall be charged to Project Expenditure in a way to ensure full tax deductibility in respect of income derived subsequent from Mining Operations.

                                      37.



13.0 LOCAL GOODS AND SERVICES

The Joint Venture shall use services, foodstuffs, supplies, fuels, materials, plant and machinery ("GOODS AND SERVICES") supplied, produced or manufactured in China whenever the same can be obtained in economically viable quantities, at a competitive price and on competitive terms, conditions and delivery dates provided that the Goods and Services which can be acquired in China are in all substantive respects of a quality comparable with those produced or available outside of China.


14.0 ASSIGNMENT AND SUCCESSION

14.1 ASSIGNMENT

Subject to SECTIONS 14.2 AND 14.4, either Party may sell, transfer, mortgage, lease or in any manner dispose of in any other way the whole or any part of its Beneficial Interest. For greater certainty, it is understood and agreed by the Parties that the Property and the assets and undertaking of the Joint Venture, including the Beneficial Interests of each Party, may be required as collateral in any project financing and the Parties hereby agree to allow the granting of a security interest in any of the foregoing interests of the Parties and the Joint Venture for the purpose of securing financing for the project.

14.2 ASSUMPTION AGREEMENT

Any new entity who receives an interest in a Party's Beneficial Interest as contemplated in SECTION 14.1 shall only be entitled to the benefits of such interest following the execution and delivery of an assumption agreement relating to that interest and the terms and conditions of this Contract attaching thereto in form and substance satisfactory to the other Party to this Contract.

14.3 RESTRICTIONS

Notwithstanding any of the preceding provisions of this ARTICLE 14, each of the Parties covenants and undertakes that except as unanimously resolved by the Board of Directors it shall not sell, mortgage, lease or in any manner dispose of in any other way any of its rights under this Contract or the whole or any part of its Beneficial Interest in a manner which would result in either Party being prevented in practice from continuing, or prejudicing their (or its) ability to continue the Operations.


15.0 ELECTION TO CAP CONTRIBUTIONS

15.1 ELECTION AFTER FIRST WORK PROGRAM


While it is the intention of TEMCO to proceed to spend the Initial Investment and develop the Property as quickly as is reasonable on a technical basis to develop the Property assuming positive results of each Program and Budget completed, by notice writing to GEC-FGEB,

                                      38.


TEMCO may, at any time after the completion of the First Program and Budget, give an election-to-cap-further-contribution notice to GEC-FGEB which shall take effect at the end of any Program and Budget which has been approved by the Board of Directors.

15.2 EFFECTIVE DATE OF CAP

Upon the effective date of a notice to cap contributions pursuant to SECTION
15.1 the Beneficial Interest of TEMCO shall be frozen at the level calculated at the completion of that last Program and Budget to which TEMCO has just completed its contribution and TEMCO shall cease to have any right to contribute to any Program and Budget beyond that frozen level of Beneficial Interest under this Contract.

15.3 EFFECT OF CAP

If TEMCO has sent the election notice pursuant to SECTION 15.1, it shall, on the date upon which its election to cap becomes effective:

(a) have the voting rights attaching to its actual Beneficial Interest and no further right to the deeming voting rights it enjoyed pursuant to SUB-SECTION 6.10.2;

(b) have liability, in accordance with its Beneficial Interest from time to time, to contribute to approved Programs and Budgets or suffer dilution in accordance with the terms and provision of ARTICLE 10;

(C)  continue to be bound by ARTICLE 18; and

(d) be and remain liable for payment of any amount due and owing by it at the date of its election notice and for its proportion of Project Expenditure, but only pursuant to an approved Program and Budget in respect of which it was a Contributing Party as at the effective date of the election notice, where such amount due and owing had not been invoiced by the Chairman at the date of such election notice.

15.4 WITHDRAWAL FROM PROPERTY

At any time after the effective date of a TEMCO election-to-cap-expenditure notice, TEMCO shall have the option to completely withdraw from any Mineral Rights and terminate its right, title and interest in any Mineral Right held by the Joint Venture by giving 60 days written notice of its intention to do so to GEC-FGEB, and the Joint Venture may assign its entire right, title and interest in said Mineral Right to GEC-FGEB without compensation therefor, except for any applicable transfer fees, taxes, or similar levies. After any such termination and assignment, the assigning party shall have no further obligation with respect to the Mineral Right in question. Any such Mineral Right may be explored, developed, mined or sold for the sole account of the party to which it has been assigned. Notwithstanding the foregoing, however, a termination hereunder shall not relieve the terminating party from its obligations under previously approved Program and Budget relating to the Mineral Right in question, including the payment of Project

                                      39.



Expenditures thereof, or from any of its other obligations under this Agreement, incurred up to the date of the assignment of its interest.


16.0   ACCOUNTING, REPORTING, AUDITING AND BANK ACCOUNTS

16.1   ACCOUNTING

16.1.1 YEARLY FINANCIAL STATEMENTS USING INTERNATIONAL ACCOUNTING STANDARDS

The Chairman shall, prior to the conclusion of each fiscal year, prepare financial accounting books and records of the Operations using both the Chinese and English language and denominated in United States Dollars being maintained to the extent permissible under relevant Chinese laws and regulations in accordance with international accounting principles generally accepted in the mining industry and in compliance with the Accounting Procedure. Original copies of all such financial accounting books and records shall be maintained by the Chairman for the Board of Directors.

16.1.2 TREATMENT OF FOREIGN CURRENCY EXCHANGE RATES

If any expenditures or receipts are made in a currency other than United States Dollars, with the exception of expenditures in RMB, such expenditures and receipts shall be converted to United States Dollars at the mean of the average daily buying and selling rate for United States Dollars established by the Bank of China at the time of such expenditure or receipt. Conversions of RMB of the PRC into United States Dollars shall be made at rates of exchange quoted to the Chairman by the Bank of China at the time of conversion or as otherwise prescribed by relevant Chinese laws and regulations.

16.1.3 TREATMENT OF FOREIGN CURRENCY EXCHANGE GAINS OR LOSSES

At the end of each accounting period, any gains or losses in the Joint Venture's financial books of account attributable to variations in foreign exchange, shall to the extent permissible under relevant Chinese laws and regulations be accounted for in accordance with internationally recognized accounting principles generally accepted in the mining industry.

16.2 FINANCIAL ASPECTS OF OPERATIONS AND ANNUAL REPORTS

16.2.1 SUBMISSION OF FINANCIAL SUMMARY OF PRIOR BUDGETARY PERIOD

At each meeting of the Board of Directors at which the Chairman is to submit, in accordance with ARTICLE 9, a proposed Program and Budget, the Chairman shall also submit a summary of financial aspects of the Operations for the prior budgetary period.

                                      40.



16.2.2 SUBMISSION OF ANNUAL REPORT USING INTERNATIONAL ACCOUNTING STANDARDS

    The Chairman shall prepare and deliver to the Board of Directors for consideration and approval within sixty (60) days following the end of each fiscal year an annual report containing financial statements including a balance sheet and profit and loss statement which shall consolidate the information contained in the quarterly statements of Project Expenditure furnished in respect of such year by the Chairman to the Board pursuant to SUB-SECTION 16.2.1 and any variations made thereto. Such annual report shall be accompanied by a verification report prepared by a Chinese certified accountant chosen by the Board of Directors. The financial statements included in the annual report shall be prepared in accordance with international accounting principles generally accepted in the mining industry and in compliance with the Accounting Procedure. Upon consideration and approval of such financial statements by the Board, the Chairman shall thereafter deliver within ninety (90) days of the end of each fiscal year copies of the approved annual report to all appropriate Government authorities.

16.3 AUDITS

An audit of the Joint Venture's financial books, reports and records shall be conducted annually by an internationally recognized firm of auditors registered to undertake business in China. In accordance with relevant Chinese law and accounting practice, the Board of Directors shall make all appointments of auditors, and accordingly, shall be entitled to remove and replace such appointees as it considers fit.

16.4 BANK ACCOUNTS

16.4.1 The Joint Venture shall hold all Contributions in a separate interest bearing bank account to be used solely for the payment of Project Expenditure.

16.4.2 Under the direction of the Board, the Chairman may open, maintain and operate such other bank accounts as are necessary or convenient in connection with the performance of the responsibilities of the Chairman under this Contract.

16.4.3 Any foreign currency account of the Joint Venture shall be subject to the relevant regulations of the Government.

17.0    INSURANCE

17.1    CHAIRMAN TO DEVISE INSURANCE PROGRAM

The Chairman shall devise an insurance Program for the Operations and submit it to the Board of Directors for review and approval prior to the commencement of any Operations and, in any event, no later than one hundred and twenty (120) days after the Commencement Date. The Chairman shall obtain insurance required in accordance with such Program as approved by the Board before commencement of the Operations.

                                      41.



   17.2     INSURANCE COVERAGE

   The insurance Programs shall include, but not be limited to, the following insurance covering:

   (a)    damage incurred in relation to all aspects of Operations;

   (b) damage to data packages, computer software or hardware utilized by the Joint Venture for the Operations;

   (c)    liability to third parties arising by reason of the Operations;

   (d) liability for injury or death to third parties or damage to property of third parties pertaining to the use of any motor vehicle in the service of, or the property of, the Joint Venture;

   (e) expenses incurred during the transportation and storage in transit of goods shipped to or from the Joint Venture; and

   (f) such other insurance as is usual and customary in the mining industry to cover the risks of Operations and as may be specifically mandated by the Board of Directors from time to time.

   17.3     PARTY'S PERSONAL ACCIDENT INSURANCE

   In the course of the Operations, each Party shall cover separately personal accidental death and injury insurance with respect to personnel assigned or seconded by them to the Joint Venture respectively. The premiums in respect thereof shall be dealt with in the following way: the premiums for accidental death and injury insurance with respect to personnel whose costs are charged to Project Expenditure pursuant to the provisions of the Contract shall be charged to the Joint Venture, and those with respect to other personnel shall be borne respectively by the Parties by which they are assigned.

   17.4     REINSURANCE

   Insurance companies owned by either Party may approach the People's Insurance Company of China for reinsurance if they are interested in covering any part of the insurance Program hereof.

   17.5     PREMIUMS AS PROJECT EXPENDITURE

   Any premium required for the insurances of the agreed insurance Program shall be charged to Project Expenditure, and any recovery made from insurers shall be credited to the Joint Venture's benefit.

                                      42.




18.0      CONFIDENTIALITY

18.1      DEFINITION OF CONFIDENTIAL INFORMATION

Unless otherwise agreed by each of the Parties, this Contract, the Articles of Association of the Joint Venture Company, any offer documents or drafts of this Contract, all agreements, all documents and all information that is not in the public domain (other than that which has been improperly disclosed) relating to:

(a) exploration practices and techniques, and data arising from exploration and evaluation activities conducted within the Mineral Rights and/or the Properties;

(b) engineering, evaluation, mining and processing techniques and practices relating to or developed in the course of the Operations and which are property of the Joint Venture;

(c) all third party dealings related to Operations including without limitation dealings with the Government relating to Operations; and

(d)  financial and general commercial data relating to the Joint Venture;

shall be confidential to the Joint Venture and to the Parties.

18.2 PROHIBITION ON DISCLOSURE OF CONFIDENTIAL INFORMATION

18.2.1 GENERAL PROHIBITION AND SPECIFIED EXCEPTIONS

No information that is confidential under the terms of SECTION 18.1 shall be disclosed by a Party without the prior approval of the other Party otherwise than:

(a)  to the other Party or the Chairman;

(b) to officers and employees of either of the Parties or to their affiliates, but only to those employees and officers with a "need to know" and only after each such person has executed a confidentiality acknowledgement reciting the specific terms of this ARTICLE 18;

(c) (subject to SECTION 18.3) if and to the extent required pursuant to any necessarily applicable legislation or pursuant to the rules or regulations of a recognized stock exchange applicable to a Party or to an affiliate thereof;

(d) to a financial institution and its technical and professional advisers in connection with any loan or other financial accommodation sought to be arranged by the disclosing Party for purposes directly related to the provision of financing for the Joint Venture or the Parties and to bona fide potential assignees of all or part of the Beneficial Interest of that Party (but such disclosure shall only be made for the purposes of and shall be limited to the information necessary for satisfying such institution or potential assignee as to the

                                       43.


     value of the Beneficial Interest and the value and commercial viability of the Operations or contemplated Mining Operations);

(e) independent consultants, contractors and technical and professional advisers of the Parties or the Chairman whose duties in relation to the Joint Venture reasonably require such disclosure;

(f) to relevant government departments having direct responsibility for and oversight of the business and objectives of the Joint Venture and, additionally, to other government departments having statutory authority to gather information from mineral explorers and miners PROVIDED HOWEVER that any disclosure pursuant to SUB-SECTIONS 18.2(d) AND 18.2(e) shall only be made subject to the institution and/or person to whom disclosure is made covenanting and agreeing with the disclosing Party in a form enforceable by any other Party to the Joint Venture that such information shall not be disclosed to any other person for any purpose whatsoever or used for its or his own benefit and provided further that a Party shall ensure that any such information disclosed to an affiliate of it shall not be disclosed by that affiliate except as would be permitted by this SECTION 18.2; and

(g) to securities commissions and stock exchanges and any other government departments or agencies to whom the Parties owe disclosure obligations in respect of the happening of a material event or fact, where material is in relation to the Party doing the disclosing.

18.2.2 APPLICATION OF CHINESE LAW WHEN REMOVING CONFIDENTIAL INFORMATION FROM CHINA

All relevant statutory procedures of the Chinese Government shall be complied with when any Party wishes to remove confidential information from China.

18.3   PUBLIC ANNOUNCEMENTS

The Parties shall use their reasonable endeavours to agree in advance to the text of all public announcements to be made in relation to the Joint Venture, including those described in SUB-SECTION 18.2.1(d); however, given the legal disclosure obligations of the Parties, notwithstanding anything to the contrary contained in this Contract, a Party shall be entitled to release a public announcement. Neither Party shall attribute any such public announcement to the other Party or to the Joint Venture without the prior consent of that other Party.


19.0 PROTECTION OF THE ENVIRONMENT

The Joint Venture is concerned and will be cognizant of the environment within the area described in the Exploration Rights when conducting Operations. The Joint Venture will have an environmental policy determined by the Board of Directors which will be specifically developed to address the needs of the Joint Venture. In particular, the Joint Venture shall observe standards

                                      44.



which are no less stringent than those set out in laws of the Chinese Government pertaining to environmental management and control.


20.0     FORCE MAJEURE

20.1     CONSEQUENCE OF FORCE MAJEURE

Any failure on the part of either Party, or of the Joint Venture, to fulfil any obligation proposed under this Contract including any Program and Budget shall be excused if and to the extent that such failure arises from Force Majeure and, if through Force Majeure the fulfilment by such Party or the Joint

Venture of any obligations under this Contract be delayed, the period of such delay, together with such period as may be necessary for the restoration of any damage done during such delays and for the resumption of Operations, shall be added to the time given in this Contract for the performance of such obligation and for the performance of any obligation dependent thereon and to the term of this Contract.

20.2      DEFINITION OF FORCE MAJEURE

"Force Majeure", within the meaning of CLAUSE 20.1 shall mean any order, regulation or direction of any government or state whether promulgated in the form of law or otherwise, or any act of the public enemy, perils of navigation, fires, floods, storms, typhoons, earthquakes, epidemics, accidents, hostilities, war (declared or undeclared), blockades and unpredicted embargoes or other enemy action, strikes and other labour disturbances, insurrections, riots, or any other cause not due to the fault or negligence of the Party claiming Force Majeure, whether or not similar to the foregoing provided that any such cause is beyond the control of such Party.

20.3      NOTICE REQUIREMENTS

The Party claiming Force Majeure shall give notice thereof to the other Party without delay, stating the cause and the date of its commencement and adducing evidence in support, and both Parties shall thereafter take all reasonable steps within their power to remove or mitigate the effects of such cause, If the cause is not removed within ONE (1) year and the Operations within that period have been severely curtailed the Parties shall enter into negotiations to discuss in good faith the continuance of this Contract. Upon an event of Force Majeure ceasing, the Party claiming Force Majeure shall notify the other Party without delay.


21.0      APPLICABLE LAWS

21.1      CHINESE LAW

The Law applicable to this Contract is the law of the People's Republic of China.

                                      45.


21.2     TREATIES TO PREVAIL

Where international treaties or conventions to which China is a signatory are in conflict with a pertinent Chinese law, such treaties or conventions shall prevail with the exception of any reserved provisions made by the Chinese Government at the time of signing such treaties or conventions.

21.3     COMMON PRACTICE IN OPERATIONS

Where there is no provision of relevance to the Joint Venture existing either in Chinese law nor in any relevant international conventions or treaties in existence to which China has acceded then the common practices of the mining industry internationally shall apply to this Contract.

21.4     CHANGES IN LAW

Any changes in law shall be dealt with in accordance with the provisions of
ARTICLE 23.


22.0     SETTLEMENT OF DISPUTES

22.1     CONSULTATION

The Parties shall meet periodically to discuss the conduct of the Operations covered by this Contract and shall make every effort to settle, amicably and in good faith, disputes of any kind whatsoever arising out of or related to the performance of this Contract.

22.2      EXPERT CONCILIATION

22.2.1    NOTICE OF INTENT TO SUBMIT TO EXPERT CONCILIATION

If the Parties are unable to resolve amicably through consultation any dispute within one hundred and twenty (120) days of one Party receiving the other Party's notice of dispute, then on or before the thirtieth day following the expiration of such one hundred and twenty (120) day period (or such other time as the Parties may mutually agree) either Party may give the other Party notice of its intent to submit the matter in dispute to an independent expert (the "EXPERT") for conciliation pursuant to this CLAUSE 22.2.

22.2.2    APPOINTMENT OF EXPERT

The Parties shall mutually agree upon the appointment of the Expert, who shall be a person suited by reason of his qualifications, experience and expertise for the determination of the matter in dispute. The Expert's fees shall be shared equally by the Parties. If the Parties fail to agree upon the appointment of the Expert within thirty (30) days of the notice to submit the dispute to the Expert, then the dispute shall be referred to settlement by arbitration in accordance with CLAUSE 22.3.

                                      46.


22.2.3 CONVENING A HEARING

     No later than thirty (30) days after the Expert is appointed, the Expert shall convene a hearing at which the Parties shall have the full opportunity to explain their respective positions and present supporting documentation. The hearing shall not last more than seven (7) days. The Parties may also mutually agree to not convene a hearing and may make a request to the Expert in writing that the Expert make a decision on the basis of written submissions by the Parties.

22.2.4 RENDERING OF WRITTEN DECISION

     No later than thirty (30) days following the conclusion of the hearing, or the date on which the Parties together request that no hearing for the matter should be convened, the Expert shall render a decision in writing concerning the matter in dispute.

22.2.5 WHEN DECISION BECOMES FINAL AND BINDING

     If the Expert has provided his decision concerning the matter in dispute and no Party provides notice of its intent to submit the matter to arbitration in accordance with CLAUSE 22.3 then on the thirtieth day after the Expert issues his decision in accordance with SUB-CLAUSE 22.2.4 the decision of the Expert shall become final and binding on the Parties.

22.3    ARBITRATION

22.3.1 USE OF ARBITRATION

     Any dispute in respect of which:

     (a) amicable settlement has not been reached within one hundred and twenty (120) days of written notice of the dispute;

     (b) neither Party requests resolution of the dispute by the Expert within the thirty (30) day period set forth in SUB-CLAUSE 22.2.1, or a decision by the Expert pursuant to CLAUSE 22.2 has not become final and binding pursuant to SUB-CLAUSE 22.2.5, or

     (c) pursuant to SUB-CLAUSE 22.2.2 the Parties fall to agree upon the appointment of a Expert shall be finally settled by arbitration in Singapore under the Statutes of Singapore.

                                      47.




22.3.2    LANGUAGE OF PROCEEDINGS

          The language of the arbitral proceedings shall be Chinese and English. All materials utilized in the hearing, statements of claims or defense, and awards and the reasons supporting them shall be in Chinese and English.

22.3.3    RELEVANT MATTERS TO CONSIDER

          In rendering its decision, the arbitrator shall comply with and pay full regard to the terms of this Contract including principles contained in ARTICLE 21, and this CLAUSE 22.3 and shall consider the intention of the Parties at the time of entering into this Contract insofar as it may be ascertained from the Contract.

22.3.4    POWERS OF ARBITRATOR REGARDING EXPERT CONCILIATION

          The arbitrator shall have the full power to review and revise any decision, recommendation or opinion of the Expert related to the dispute. No Party shall be limited in the arbitral proceedings to evidence or arguments submitted to the Expert pursuant to CLAUSE 22.2, and nothing shall prevent the Expert from being called as a witness to give evidence before the arbitrators.

22.3.5    DECISION IS FINAL, BINDING AND NON-APPEALABLE

          The award of the arbitral tribunal shall be final, binding and non-appealable upon the Parties, and any Party may seek to enforce or execute the award in any court of competent jurisdiction.

22.3.6    POWER TO AWARD COSTS

          The arbitrator shall have the authority to award costs to the winning party and otherwise to settle matters relating to proceedings before the arbitrator.

22.4      FAILURE TO COMPLY WITH BINDING EXPERT'S AWARD

Notwithstanding any preconditions to arbitration set forth in CLAUSE 22.3, if a Party fails to comply with an Expert's decision that has become final and binding pursuant to SUB-CLAUSE 22.2.5, the other Party shall have the right to immediately refer the matter to final arbitration in accordance with CLAUSE 22.3.

22.5     VALIDITY DURING ARBITRATION

During arbitration, this Contract shall continue to be performed by the Parties except for matters in dispute.

                                      48.



   23.0     CHINESE LEGISLATION

   23.1     REFERENCES IN THIS CONTRACT

   Any references in this Contract to any law, by-law, rule, regulation, order or act of any Government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

   23.2     CHANGES TO LEGISLATION

   If, after the signing of this Contract, there is any change in existing laws, regulations, rules or policies (a "CHANGE") or any new laws, regulations, rules or policies are introduced (a "NEW PROVISION") in the PRC which is applicable to the Joint Venture, or to the activities of any Party in relation to matters dealt with herein, and the effect of the Change or New Provision is either to provide for preferential treatment to or, conversely, to have an adverse effect on the Joint Venture or any of the Parties then:

   (a) if the Change or the New Provision is more favourable to the Joint Venture or one of the parties than the relevant laws, acts, rules or regulations in effect on the date this Contract was signed (and the other Parties are not materially and adversely affected thereby), the Joint Venture and the Party concerned shall promptly apply to receive the benefits of such Change or New Provision. All of the Parties shall use their best efforts to cause such application to be approved by the relevant Government authorities; and

   (b) if, because of the Change or New Provision, the economic benefits to any Party or the Joint Venture existing or to arise under this Contract are materially and adversely affected, directly or indirectly, then, in accordance with the provisions of Article 40 of the Law of the People's Republic of China on Foreign Economic Contracts, this Contract shall continue to be implemented in accordance with its original terms. If, for any reason the provision in the preceding sentence cannot be implemented, upon notice by the affected Party to the other Parties, the Parties shall consult promptly and make all such amendments to this Contract and any other related documentation as are required to maintain or preserve the economic benefits of the affected Party or the Joint Venture hereunder, provided, however, that the Parties other than the affected Party are not materially and adversely affected thereby.


   24.0     MISCELLANEOUS

   24.1     AMENDMENT OF CONTRACT

   24.1.1 The mutual written consent of the Parties shall be required to annul, amend, modify or supplement the provisions of this Contract; and all amendments, modifications or supplements to the Contract (hereinafter collectively called the "Amendments"), if any, shall be expressed in writing and signed by the Parties or their authorized representatives.

                                      49.




   24.1.2 All proposed Amendments shall be subject to approval by the original Government examination and approval authority or such other Government department at that time responsible for administering foreign investment.

   24.1.3 No Amendments shall be contrary to the terms of Chinese Law and Regulations.

   24.2     INUREMENT

   Subject to the provisions of ARTICLE 14, this Contract shall be binding upon, and inure to the benefit of, the Parties and their successors and respective assignees.

   24.3     NOTICES

   24.3.1   ADDRESS FOR DELIVERY OR SERVICE

            Any and all notices and other types of communication ("Notices") required by or given pursuant to this Contract by either Party to the other shall be written in Chinese and English, and shall be validly served when delivered personally, or sent by recognized courier service, telex or facsimile communication ("facsimile") to the following address:

            if to GEC-FGEB:

            FIRST GEOEXPLORATION BUREAU
            MINISTRY OF METALLURGICAL INDUSTRY
            YANJAO ON EASTERN OF BEIJING
            PEOPLE'S REPUBLIC OF CHINA
            101601

            ATTENTION:     Mr. Lei Zimin
            TELEPHONE:     011-86-10-954-8455 Ext. 371
            FACSIMILE:     011-86-10-954-6876

            if to TEMCO:

            TRIPLE EIGHT MINERAL CORPORATION
            C/O SMITH, LYONS, TORRANCE, STEVENSON & MAYER
            SUITE 6200
            SCOTIA PLAZA
            40 KING STREET WEST
            TORONTO, ONTARIO M5H 3Z7
            CANADA

            ATTENTION:   Ms. Sharon E. Dowdall
            TELEPHONE:   416-369-7241
            FACSIMILE:   416-369-7250

                                      50.



          WITH A COPY TO:

          TRIPLE EIGHT MINERAL CORPORATION
          c/o PACIFIC CANADA RESOURCES INC.
          350 BAY STREET, 7TH FLOOR
          TORONTO, ONTARIO M4H 2S6
          Canada

          ATTENTION:              Mr. Ken Cai
          TELEPHONE:              905-607-9290
          FACSIMILE:              905-607-9449

24.3.2    EFFECTIVE DATE OF SERVICE

          The effective date of service of a Notice shall be the date upon which it is received at the address of the Party to which it is addressed as evidenced, in the case of hand/courier delivery, by a signed receipt, and in the case of telex or facsimile, by telex or facsimile acknowledgment.

24.3.3    CHANGE OF ADDRESS

          Any Party hereto may change or add parties to whom Notices to it shall be addressed by giving ten (10) days' written notice thereof to the other Party. Change of address of any Party may be made by giving ten
          (10) days' written notice to the other Party.

24.4      LANGUAGE OF TEXT

This Contract is written in duplicate in both Chinese and English, with both texts being equally authentic.

24.5      PREFERENTIAL TREATMENT

The Parties agree that at all times everything will be done to ensure most favoured treatment from the Government to the Joint Venture and to the Parties.

24.6      APPROVAL OF CONTRACT AMENDMENTS

All Contract Amendments proposed pursuant to CLAUSE 24.1 shall be submitted for approval by the relevant Government authorities.

24.7      ADDITIONAL DOCUMENTS

The Parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Contract and every part thereof.

                                      51.



24.8   TIME OF THE ESSENCE

Time shall be of the essence of this Contract and of every part hereof and no extension or variation of this Contract shall operate as a waiver of this provision.

24.9   WAIVERS AND REMEDIES

No delay or omission by any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, or of any other right or remedy, and no single or partial exercise thereof shall preclude either the further exercise thereof, or the exercise of any other right or remedy. All rights and remedies granted or recognized herein by any Party are cumulative and may be exercised at any time and from time to time independently or in combination.

24.10  COUNTERPARTS

This Contract may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

24.11  TRANSMISSION BY FACSIMILE

The Parties agree that this Contract may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each Party undertakes to provide each and every other Party with a copy of the Contract bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the Parties have duly executed this Contract as evidenced by the signatures set out below.


GEOEXPLORATION CORPORATION OF                      TRIPLE EIGHT MINERAL
THE FIRST GEOEXPLORATION BUREAU                    CORPORATION




By:     [SIGNATURE                                 By: /s/ Robin Dow
     ------------------------------                   --------------------------
Title:  NEEDS TO BE                                Title: Director
     ------------------------------                   --------------------------
Date:   TRANSLATED]                                By: /s/ Ken Z. Cai
     ------------------------------                   --------------------------
                                                   Title: Director
                                                      --------------------------
                                                   Date: December 25, 1995
                                                      --------------------------